G



                  ASSET PURCHASE AGREEMENT

                         Dated as of

                       April 19, 2000

                            Among

                     ROCHE VITAMINS INC.
                            (RVI)

                             And

                   F.HOFFMANN-LA ROCHE LTD
                        (ROCHE BASLE)
                   (collectively, Sellers)

                             And

                        ALPHARMA INC.

                             And

                 ALPHARMA (Luxembourg) SARL
                    (collectively, Buyers)
                      Table of Contents
TABLE OF CONTENTS                                         I
ARTICLE 1                                                 1
DEFINITIONS                                               1
 SECTION 1.1  DEFINITIONS                                 1
ARTICLE 2                                                 5
PURCHASE AND SALE                                         5
 SECTION 2.1                              PURCHASED ASSETS
 5
 SECTION 2.1.1                                     PATENTS
 6
 SECTION 2.1.2                                  TRADEMARKS
 6
 SECTION 2.1.3                       PRODUCT REGISTRATIONS
 6
 SECTION 2.1.4                       THIRD PARTY CONTRACTS
 7
 SECTION 2.1.5                                    PROPERTY
 7
 SECTION 2.1.6       MANUFACTURING TECHNOLOGY AND KNOW-HOW
 8
 SECTION 2.1.7         MARKETING AND PROMOTIONAL MATERIALS
 9
 SECTION 2.1.8                        CUSTOMER INFORMATION
 9
 SECTION 2.1.9              DISCOVERY RESEARCH INFORMATION
 9
 SECTION 2.1.10                                  INVENTORY
 10
 SECTION 2.1.11INSTRUMENTS AND CHOSES IN ACTION AND CUSTOME
 R ADVANCES10
 SECTION 2.1.12                           PREPAID EXPENSES
 10
 SECTION 2.1.13                          BOOKS AND RECORDS
 10
 SECTION 2.2                               EXCLUDED ASSETS
 11
 SECTION 2.3                     ASSUMPTION OF LIABILITIES
 12
 SECTION 2.4                          EXCLUDED LIABILITIES
 13
 SECTION 2.5                     OTHER PURCHASE AGREEMENTS
 15
 SECTION 2.6            ASSIGNMENT OF CONTRACTS AND RIGHTS
 15
 SECTION 2.7 PURCHASE PRICE:  ALLOCATION OF PURCHASE PRICE
 16
 SECTION 2.8                                       CLOSING
 19
ARTICLE 3                                                22
REPRESENTATIONS AND WARRANTIES OF SELLERS                22
 SECTION 3.1                 CORPORATE EXISTENCE AND POWER
 22
 SECTION 3.2                       CORPORATE AUTHORIZATION
 24
 SECTION 3.3                    GOVERNMENTAL AUTHORIZATION
 24
 SECTION 3.4                             NON-CONTRAVENTION
 24
 SECTION 3.5                             REQUIRED CONSENTS
 24
 SECTION 3.6                         FINANCIAL INFORMATION
 25
 SECTION 3.7                                         ERISA
 25
 SECTION 3.8                    ABSENCE OF CERTAIN CHANGES
 25
 SECTION 3.9                                    PROPERTIES
 27
 SECTION 3.10                        SUFFICIENCY OF ASSETS
 29
 SECTION 3.11         NO UNDISCLOSED  MATERIAL LIABILITIES
 29
 SECTION 3.12                                   LITIGATION
 29
 SECTION 3.13               MATERIAL THIRD PARTY CONTRACTS
 30
 SECTION 3.14                          LICENSE AND PERMITS
 30
 SECTION 3.15                         COMPLIANCE WITH LAWS
 31
 SECTION 3.16                       PATENTS AND TRADEMARKS
 31
 SECTION 3.17                 LABOR AND EMPLOYMENT MATTERS
 33
 SECTION 3.18                                  INVENTORIES
 34
 SECTION 3.19                       PRODUCTS REGISTRATIONS
 34
 SECTION 3.20                     ENVIRONMENTAL COMPLIANCE
 35
 SECTION 3.21                                FINDERS' FEES
 35
ARTICLE 4                                                36
REPRESENTATIONS AND WARRANTIES OF BUYERS                 36
 SECTION 4.1               CORPORATION EXISTENCE AND POWER
 36
 SECTION 4.2                       CORPORATE AUTHORIZATION
 36
 SECTION 4.3                    GOVERNMENTAL AUTHORIZATION
 36
 SECTION 4.4                             NON-CONTRAVENTION
 36
 SECTION 4.5                                 ADVISORY FEES
 37
 SECTION 4.6                                     FINANCING
 37
ARTICLE 5                                                37
COVENANTS OF SELLERS                                     37
 SECTION 5.1                       CONDUCT OF THE BUSINESS
 37
 SECTION 5.2                         ACCESS TO INFORMATION
 38
 SECTION 5.3                     NOTICES OF CERTAIN EVENTS
 39
 SECTION 5.4                                   REAL ESTATE
 40
 SECTION 5.5                     COOPERATION IN FINANCINGS
 40
 SECTION 5.6   DUCOA LP MANUFACTURING AND OTHER AGREEMENTS
 41
ARTICLE 6                                                41
COVENANTS OF BUYERS                                      41
 SECTION 6.1                                        ACCESS
 41
 SECTION 6.2                      TRANSFER OF THE PRODUCTS
 41
 SECTION 6.3                     NOTICES OF CERTAIN EVENTS
 42
 SECTION 6.4                                      LABELING
 42
 SECTION 6.5                                     FINANCING
 43
ARTICLE 7                                                44
COVENANTS OF BUYERS AND SELLERS                          44
 SECTION 7.1             DISCLOSURE SCHEDULES AND EXHIBITS
 44
 SECTION 7.2                               CONFIDENTIALITY
 44
 SECTION 7.3DILIGENT EFFORTS; FURTHER ASSURANCES; ISRA COMP
 LIANCE  46
 SECTION 7.4                               CERTAIN FILINGS
 47
 SECTION 7.5                          PUBLIC ANNOUNCEMENTS
 47
 SECTION 7.6          ASSIGNMENT OF PATENTS AND TRADEMARKS
 48
 SECTION 7.7       ASSIGNMENT OF THE PRODUCT REGISTRATIONS
 49
 SECTION 7.8                                       RETURNS
 49
 SECTION 7.9                                    LITIGATION
 49
ARTICLE 8                                                50
TAX MATTERS                                              50
 SECTION 8.1                               TAX DEFINITIONS
 50
 SECTION 8.2                                   TAX MATTERS
 50
 SECTION 8.3          TAX COOPERATION; ALLOCATION OF TAXES
 51
ARTICLE 9                                                53
EMPLOYEE BENEFITS                                        53
 SECTION 9.1            EMPLOYEES AND OFFERS OF EMPLOYMENT
 53
 SECTION 9.2               SELLERS' EMPLOYEE BENEFIT PLANS
 55
 SECTION 9.3                         BUYERS' BENEFIT PLANS
 56
 SECTION 9.4                                 LABOR MATTERS
 58
 SECTION 9.5                  NO THIRD PARTY BENEFICIARIES
 59
 SECTION 9.6            EMPLOYEE BENEFIT PLAN - NON - U.S.
 59
ARTICLE 10                                               60
CONDITIONS TO CLOSE                                      60
 SECTION 10.1  CONDITIONS TO THE OBLIGATIONS OF EACH PARTY
 60
 SECTION 10.2           CONDITIONS TO OBLIGATION OF BUYERS
 60
 SECTION 10.3          CONDITIONS TO OBLIGATION OF SELLERS
 63
ARTICLE 11                                               63
SURVIVAL; INDEMNIFICATION                                63
 SECTION 11.1                                     SURVIVAL
 63
 SECTION 11.2                              INDEMNIFICATION
 64
 SECTION 11.3             CERTAIN PROCEDURES:  EXCLUSIVITY
 65
ARTICLE 12                                               67
TERMINATION                                              67
 SECTION 12.1                      GROUNDS FOR TERMINATION
 67
 SECTION 12.2                        EFFECT OF TERMINATION
 68
ARTICLE 13                                               68
NONCOMPETITION                                           68
ARTICLE 14                                               69
CERTAIN AGREEMENTS                                       69
 SECTION 14.1                 LASALOCID AND PRODUCT SUPPLY
 69
 SECTION 14.2              TRANSITIONAL SERVICES AGREEMENT
 69
ARTICLE 15                                               69
MISCELLANEOUS                                            69
 SECTION 15.1                                      NOTICES
 69
 SECTION 15.2                       AMENDMENTS; NO WAIVERS
 71
 SECTION 15.3                                     EXPENSES
 71
 SECTION 15.4                       SUCCESSORS AND ASSIGNS
 71
 SECTION 15.5                                GOVERNING LAW
 71
 SECTION 15.6                  COUNTERPARTS: EFFECTIVENESS
 72
 SECTION 15.7                             ENTIRE AGREEMENT
 72
 SECTION 15.8                                 SEVERABILITY
 72
 SECTION 15.9                              BULK SALES LAWS
 72
 SECTION 15.10                                    CAPTIONS
 73
SCHEDULES                                                 A
 SCHEDULE 1.1(A)(I)                                      A
 PRODUCTS                                                A
 SCHEDULE 1.1(A)(II)                                     B
 SHARED ASSETS                                           B
 SCHEDULE 2.1.1                                          C
 PATENTS                                                 C
 SCHEDULE 2.1.2                                          E
 TRADEMARKS                                              E
   US TRADEMARK APPLICATIONS                             F
   PUERTO RICAN TRADEMARK REGISTRATIONS                  F
   FOREIGN TRADEMARKS                                    G
 SCHEDULE 2.1.3                                          H
 PRODUCT REGISTRATION                                    H
 SCHEDULE 2.1.4                                          I
 THIRD PARTY MATERIAL CONTRACTS                          I
 SCHEDULE 2.1.5(A)                                       O
 REAL PROPERTY                                           O
 SCHEDULE 2.1.5(B)                                       P
 PERSONAL PROPERTY                                       P
 SCHEDULE 2.1.9                                          Q
 DISCOVERY RESEARCH ACTIVITIES - LIMITATIONS             Q
 SCHEDULE 2.4                                            R
 EXCLUDED ENVIRONMENTAL LIABILITIES                      R
 SCHEDULE 2.5(A)                                         U
 OTHER PURCHASE AGREEMENTS                               U
 SECTION 2.5(B)                                          V
 FORMS OF OTHER PURCHASE AGREEMENTS                      V
 SCHEDULE 2.7(A)                                         W
 PROMISSORY NOTE FOR US $30 MILLION FROM BUYERS TO SELLERSW
 SCHEDULE 2.7(B)                                         X
 PURCHASE PRICE ALLOCATION                               X
 SCHEDULE 2.7(E)                                         Y
 INVENTORY UNIT PRICES                                   Y
 SCHEDULE 2.8(A)(VI)                                     Z
 OPINION OF BUYERS COUNSEL                               Z
 SCHEDULE 2.8(B)(VI)                                    AA
 OPINION OF SELLERS COUNSEL                             AA
 SCHEDULE 3.3                                           BB
 GOVERNMENTAL AUTHORIZATION                             BB
 SCHEDULE 3.5                                           CC
 REQUIRED CONSENTS                                      CC
 SCHEDULE 3.6                                           HH
 FINANCIAL INFORMATION                                  HH
 SCHEDULE 3.8                                           II
 ABSENCE OF CERTAIN CHANGES                             II
 SCHEDULE 3.9(C)                                        JJ
 EXCEPTIONS:  LIENS ON REAL OR PERSONAL PROPERTY        JJ
 SCHEDULE 3.9(E)                                        KK
 EXCEPTION:  PERSONAL PROPERTY                          KK
 SCHEDULE 3.12                                          LL
 LITIGATION                                             LL
 SCHEDULE 3.13(C)                                       MM
 EXCEPTION:  RESTRICTIONS ON DOING BUSINESS             MM
 SCHEDULE 3.13(E)                                       NN
 EXCEPTION:  CUSTOMER RIGHT TO RETURN PRODUCT           NN
 SCHEDULE 3.13(G)                                       OO
 CONTRACTS REQUIRING PREPAYMENT OR REBATES AFTER THE
 CLOSING OF SUMS PAID OR PAYABLE PRIOR TO THE CLOSING BASED
 UPON THE VOLUME OF PRODUCTS PURCHASED AFTER THE CLOSINGOO
 SCHEDULE 3.14                                          PP
 PERMITS                                                PP
 SCHEDULE 3.16(B)                                       QQ
 EXCEPTIONS:  PATENT AND TRADEMARKS NOT REGISTERED      QQ
 SCHEDULE 3.16(C)                                       RR
 PATENTS AND TRADEMARKS LICENSES                        RR
 SCHEDULE 3.16(D)                                       SS
 EXCEPTIONS:  RIGHTS OF USE GRANTED TO THIRD PARTIES    SS
 SCHEDULE 3.16(E)                                       TT
 EXCEPTIONS:  INFRINGEMENTS REGARDING PATENTS OR TRADEMARKS
 TT
 SCHEDULE 3.16(F)                                       UU
 EXCEPTION - PATENT/TRADEMARK CERTIFICATES OF TITLE NOT IN
 SELLERS' POSSESSION (OTHER THAN THOSE SENT TO AUTHORITIES
 FOR RENEWAL)                                           UU
 SCHEDULE 3.16(G)                                       VV
 EXCEPTION:  PATENTS AND TRADEMARKS SUBJECT TO ANY
 OUTSTANDING ORDER,  JUDGMENT, ETC.                     VV
 SCHEDULE 3.16(H)                                       WW
 EXCEPTION:  PATENTS AND TRADEMARKS TRANSFERRED OR ASSIGNED
 TO THIRD PARTIES                                       WW
 SCHEDULE 3.16(I)                                       XX
 EXCEPTION:  PATENTS AND TRADEMARKS NOT OWNED, DIRECT AND
 UNRESTRICTED BY SELLERS (OTHER THAN THOSE ASSIGNED TO
 DISTRIBUTORS OF SELLERS WHERE REQUIRED BY LAW)         XX
 SCHEDULE 3.16(J)                                       YY
 INFRINGEMENT ACTIONS/PROCEEDING AGAINST SELLERS PATENTS OR
 TRADEMARKS                                             YY
 SCHEDULE 3.16(K)                                       ZZ
 EXCEPTION TECHNOLOGY AND KNOW-HOW                      ZZ
 SCHEDULE 3.17                                         AAA
 EXCEPTION:  LABOR AND EMPLOYMENT MATTERS              AAA
 SCHEDULE 3.18(I)                                      BBB
 EXCEPTIONS:  INVENTORY                                BBB
 SCHEDULE 3.18(II)                                     CCC
 INVENTORY LOCATION(S)                                 CCC
 SCHEDULE 3.19                                         DDD
 EXCEPTIONS:  PRODUCT REGISTRATIONS                    DDD
 SCHEDULE 3.20                                         GGG
 EXCEPTIONS:  ENVIRONMENTAL COMPLIANCE                 GGG
 SCHEDULE 4.6                                          HHH
 FIRST UNION BANK COMMITMENT LETTER                    HHH
 SCHEDULE 9.1(B)                                       III
 SEVERANCE BENEFITS                                    III
 SCHEDULE 9.3(B)                                       JJJ
 BUYER WELFARE BENEFIT PLANS                           JJJ
 SCHEDULE 9.3(F)                                       KKK
 TRANSFERRED EMPLOYEES RECEIVING "RELOCATION" OR "SIGN ON"
 AWARDS                                                KKK
 SCHEDULE 9.3(G)                                       LLL
 VACATION EXCEPTIONS                                   LLL
 SCHEDULE 10.1(A)                                      MMM
 LIST OF COUNTRIES WITH WAITING PERIODS                MMM
 EXHIBIT A - CONVEYANCE DOCUMENTS                      NNN
 EXHIBIT B - ASSIGNMENT AND ASSUMPTION DOCUMENTS       OOO
 EXHIBIT C - WORLDWIDE DEED OF ASSIGNMENTS - PATENTS AND
 TRADEMARKS                                            PPP
 EXHIBIT D - LASALOCID SUPPLY AGREEMENT                QQQ
 EXHIBIT E - FORMULATION AGREEMENTS                    RRR
 EXHIBIT F - TRANSITION SERVICES AGREEMENT             SSS

                  ASSET PURCHASE AGREEMENT


Agreement, dated as of April 19, 2000, between Roche Vitamins Inc., a Delaware corporation located and having a place of business at 45 Waterview Boulevard, Parsippany, New Jersey 07054 (hereafter RVI), jointly and severally with F.Hoffmann-La Roche Ltd, Postfach CH-4070, Basel, Switzerland (hereafter ROCHE BASLE) (collectively referred to as "Sellers") jointly and severally with Alpharma Inc., a Delaware corporation having its principal place of business at One Executive Drive, Fort Lee, New Jersey, jointly and severally with Alpharma (Luxembourg) SARL, having a place of business at 26, rue Philippe II - L2340, Luxembourg ("Buyers").

WITNESSETH:

WHEREAS, Sellers are engaged in, among other things, the Business (defined below):

and

WHEREAS, Buyers desire to purchase substantially all of the assets of the Business from Sellers, and Sellers desire to sell substantially all of the assets of the Business to Buyers, upon the terms and subject to the conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged the parties hereto agree as follows:


                          ARTICLE 1
                         DEFINITIONS


Section 1.1 Definitions

The following terms, as used herein, have the following meanings:

"Accounts Receivable" means any account due from customers for Products shipped by Sellers or their Affiliates to customers prior to the Closing.

"Affiliate" means, with respect to any Person, any Person directly or indirectly controlling, controlled by, or under common control with such other Person, provided, however, that Genentech, Inc., with its principal office at One DNA Way, South San Francisco, California 94080, shall not be an Affiliate of Sellers for purposes of this Agreement

"Ancillary Agreements" means the Formulation Agreements, Lasalocid Supply Agreement, the Transitional Services Agreement, and ancillary agreements agreed to by the parties as necessary to consummate the transactions contemplated hereby.
"Applicable Laws" means all laws, treaties, statutes, ordinances, judgments, decrees, directives, rules, injunctions, writs, regulations, orders, interpretations, authorizations and permits relating to, or of any international, national, regional, local, or other governmental body, instrumentality, agency, authority, court or other body having jurisdiction over the Business or the Purchased Assets, as may be in effect from time to time.

"Business" means the assets and operations of the medicated feed additive business of Sellers and their Affiliates, including research, development, manufacture, distribution and sale of the Products, as currently conducted by or proposed to be conducted by Sellers and their Affiliates (it being understood that the term "proposed" as used herein refers to medicated feed ingredients registrations currently pending before the USFDA or comparable governmental agency outside the US and to any current medicated feed ingredients research projects being carried out by Sellers). Notwithstanding the preceding sentence, Sellers' vitamin businesses, (including vitamin premixes containing medicated feed additives manufactured by Persons other than Sellers and their Affiliates) are not deemed a part of the Business. "Closing Date" means the date of the Closing.

"Competition Laws" means statutes, rules, regulations, orders, decrees, administrative and judicial doctrines, and other laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade excluding the HSR Act.

"Inventory"  means  the  Inventory  located  in  the  United
States, Canada, Mexico and Brazil plus all inventory in said
countries   being  transferred  under  the  Other   Purchase
Agreements.

"Contaminant" means any material, pollutant, substance or waste which is defined in, regulated by, or subject to any Environmental Law.

"Environmental Condition" means the presence of Contaminants in, affecting or emanating from (x) the surface, subsurface, soil, air, surface waters, including streams, channels, marshes, and wetlands, groundwater, wastewater, leachate and run-on and run-off of precipitation beneath, interior or exterior to any building or improvements; (y) any and all structures above or below ground, improvements, appurtenances, pipes, pumps, valves, fittings, tanks, vessels and containers; and (z) any and all systems for the collection, treatment, storage, disposal or release of Contaminants.

"Environmental Laws" means all applicable federal, state or local governmental rules and all applicable common law relating to the protection or pollution of the environment, including, with respect to U.S. facilities, the
Comprehensive Environmental Response Compensation and Liability Act, as amended, the Federal Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act and the Hazardous and Solid Waste Amendments, the Clean Air Act, the Clean Water Act, the Toxic Substances Control Act and the Safe Drinking Water Act and any similar or analogous statutes, regulation and applicable decisional law of any Governmental Authority as such laws exist as of the Closing Date.

"Formulation Agreements" means the three agreements pursuant to which Sellers or their Affiliates shall formulate certain
Products for Buyers or their Affiliates.

"Governmental Authority" means any governmental department, commission, board, bureau, agency, court or other instrumentality of the United States or any jurisdiction, municipality or other political subdivision thereof or any foreign jurisdiction where Sellers are now operating or have operated.

"HSR Act" means Title II of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended and the regulations promulgated thereunder (16 C.F.R. 801.1 et seq.)
"Knowledge of Sellers" means the knowledge of the senior management responsible for the Business or the officials of the Sellers responsible for the sale of the Business.
"Lien" means, with respect to any asset, any mortgage, lien, pledge, hypothecation, assignment of rents, charge, security interest or encumbrance of any kind in respect to such asset.

"Material Adverse Change" means a development or occurrence that has a Material Adverse Effect.

"Material Adverse Effect" means a material adverse effect on the business, assets or financial condition of the Business taken as a whole.

"Material Contracts" means any contract (or series of contracts with the same third party) relating to the Business which involve aggregate liabilities, obligations or benefits of $1,000,000 or more and any other contract if a default thereunder would have a Material Adverse Effect on the Business.

"Persons"  means  an  individual, corporation,  partnership,
association,   trust  or  other  entity   or   organization,
including a government or political subdivision or agency or instrumentality thereof.

"Products" means Sellers' medicated feed additive products listed on Schedule 1.1(a)(i) which include all discontinued medicated feed additive products other than Avoparcin.

"Statements" means the financial statements attached  hereto
as   Schedule  3.6  including  the  audited  statements   of
operations before interest and taxes of the Business for the year ended December 31, 1999.

"Supply Agreement" means the supply agreement related to Lasalocid to be provided by Sellers or their Affiliates.

"Third Party Shared Assets" means the tangible and intangible assets and properties identified on Schedule 1.1(a)(ii) currently owned by either American Home Products Corporation or American Cyanamid Company or Cytec Industries and used in the Business. These Third Party Shared Assets are the subject of license and other agreements to be assigned to Buyers.

"Transitional Services Agreement" means the agreements related to certain administrative, technical and other similar services to be provided by Sellers, or their Affiliates to Buyers or their Affiliates as detailed in such agreements between Sellers or their Affiliates and Buyers or their Affiliates, to be dated as of the Closing Date.

     (b) Each of the following terms is defined in the Section set forth opposite such term:

     Term                     Section

     Accounting Firm                    2.7(g)
     Active Employee                    9.1(a)
     Apportioned Obligations       8.3(b)
     Assumed Liabilities           2.3
     Buyer's Welfare Plans              9. 3(b)
     Buyer's Retirement Plans      9.3(a)
     Buyer's Savings Plan               9.3(c)
     Closing                       2.8
     Closing Statement             2.7(g)
     Code                          8.1
     Contracts                     2.1.4
     Conveyance Documents               2.8(b)(i)
     Disagreement Notice           2.7(g)
     Employee Agreement            9.4 (c)
     ERISA                              3.7
     Estimated Closing Inventory
       Amount                      2.7(f)
     Estoppel Certificates              10.2(f)
     Excluded Assets                    2.2
     Excluded Liabilities               2.4
     Final Value                   14.2
     GAAP                          3.6
     Government Order                   2.8
     Improvements                  3.9(d)
     Indemnified Party             11.3(a)
     Indemnifying Party            11.3(a)
     Inventory                     2.1.10
     Leased Real Property               2.1.5(a)
     Leases                        2.1.5(a)
     Leasehold Improvements        2.1.5(a)
     Legal Action                  3.12
     Loss                          11.2(a)
     Material Leased Real Estate        10.2(d)
     Other Purchase Agreements          2.5(a)
     Owned Real Property           2.1.5 (a)
     Patents                       2.1.1
     Permit(s)                     3.14
     Permitted Liens                    3.9(f)
     Personal Property             2.1.5(b)
     Post-Closing Tax Period       8.1
     Pre-Closing Tax Period        8.1
     Product Registrations              2.1.3
     Purchased Assets                   2.1
     Purchase Price                2.7(a)
     Real Property                 3.9(c)
     Required Consent(s)           3.5
     Surveys                       10.2(d)
     Technology and Know How       2.1.6
     Tax or Taxes                  8.1
     Title Commitment                   10.2(d)
     Title Company                 10.2(d)
     Title Policies                10.2(d)
     Trademarks                         2.1.2
     Transferred Employee(s)       9.1 (a)


                          ARTICLE 2
                      PURCHASE AND SALE


Section 2.1 Purchased Assets

Upon the terms and subject to the conditions of this Agreement, Sellers agree to sell transfer, assign, convey and deliver, or cause to be sold, transferred, assigned, conveyed and delivered, to Buyers at Closing, free and clear of all Liens, other than Permitted Liens, all of Sellers' worldwide right and title and interest in, to and under the assets listed below, and all other assets (other than Excluded Assets) exclusively used in the Business (the "Purchased Assets"), and Buyers agree to acquire all of Sellers' right, title and interest in and to the Purchased Assets and, to the extent set forth herein, all obligations and responsibilities associated therewith. All intangible assets with a situs outside the United States shall be purchased by and transferred to Alpharma (Luxembourg) SARL and all other Purchased Assets shall be transferred to Alpharma Inc.


Section 2.1.1  Patents

On a worldwide basis, the patents, patent applications (including all reissues, reexaminations, divisions, continuations, continuations-in-part, and extensions thereof), and patent disclosures set forth on Schedule 2.1.1, together with all documentation associated therewith (the "Patents").


Section 2.1.2  Trademarks

On a worldwide basis, the trademarks, trademark applications and registrations and trade names set forth on Schedule
2.1.2 (the "Trademarks"), including any extensions and renewals thereof together with all documentation associated therewith, including without limitation, Certificates of Registration, Renewal Certificates, pending application files, license agreements, prior-rights agreements, consent letters and any other documentation pertaining to the information disclosed in Section 3.16 herein or in any of the Schedules referenced in Section 3.16. Trademarks shall also include any distinctive trade dress, logos, slogans, domain names, service marks, service mark licenses, service mark applications and registrations, copyrights, copyright licenses, copyright applications and registrations owned by Sellers and solely associated with the Products.
"Trademarks" does not include (i) those company names, symbols or logos specifically relating to Sellers and its Affiliates (as opposed to the Products or the Business) and
(ii) any copyrights or trade dress associated with the Products and also associated with products not being transferred to Buyers hereunder.


Section 2.1.3  Product Registrations

On a worldwide basis, the Products including the licenses, permits, drug master files, drug registrations, product registrations (i.e, INADAs, NADAs, ANADAs, SNADAs, DER's and equivalent foreign registrations and approvals) and registration applications listed on Schedule 2.1.3, including all documentation relating thereto and all scientific, technical and other information contained therein (the "Product Registrations").


Section 2.1.4  Third Party Contracts

Including,  without  limitation,  the  contracts  listed  on
Schedule 2.1.4 (Third Party Material Contracts), all executory and partially executed contracts, agreements, orders, commitments and understandings of Sellers related to the Business, including, without limitation, contracts and licenses related to Third Party Shared Assets. To the extent any of such contracts relate to the Business and other product lines of Sellers, the rights and obligations relating to such other product lines or businesses under said contracts shall remain with Sellers.


Section 2.1.5  Property

     (a)  Real Property

          (i) All land, together with all buildings, structures, improvements and fixtures located thereon, and all easements and other rights and interests appurtenant thereto, owned by
               RVI and used or intended to be used in, or otherwise related to, the Business (the "Owned Real Property"), as set forth on
               Schedule 2.1.5(a).

          (ii) All of RVI's right, title and interest in all leases, subleases, licenses, concessions and other agreements (written or oral) (the "Leases"), pursuant to which RVI holds a leasehold or subleasehold estate in, or is granted the right to use or occupy, any land, buildings, structures, improvements, fixtures or other interest in real property which is used or intended to be used in, or otherwise related to, the Business (the "Leased Real Property"), as set forth on Schedule 2.1.5(a).

          (iii) All buildings, structures, improvements and fixtures located on any Leased Real Property which are owned by RVI, regardless of whether title to such buildings, structures, improvements or fixtures are subject to reversion to the landlord or any other third party upon the expiration or termination of the Lease for such Leased Real Property (the "Leasehold Improvements"), as set forth on Schedule 2.1.5(a).

     (b)  Personal Property

All machinery and equipment and other personal property located at Van Buren, Arkansas; Willow Island, West Virginia; Hannibal, Missouri; Salisbury, Maryland and Wrightstown, New Jersey, the Product formulation equipment located at the VFA facility at Nutley, New Jersey; Quality Control Laboratory equipment located at Sellers' Belvidere, New Jersey facility used solely to test and release medicated feed additive final product forms; and the equipment located at DuCoa LLP facilities located at Highland, Illinois and Chattanooga, Tennessee including that detailed on Schedule 2.1.5(b)(the "Personal Property").


Section 2.1.6  Manufacturing Technology and Know-How

     (1)  The   technology,  trade  secrets   and   know-how
          exclusively    related   to   the   manufacturing,
          packaging and release of the Products or the medicated feed additive ingredients contained in
          the   Products  (including  but  not  limited   to
          fermentation  and  recovery  technologies,  master
          cultures,   fermentation  strains  and   stability
          testing related to the Products, formulation and packaging procedures, quality control and release
          testing   records  and  procedures,  product   and
          packaging specifications, supplier lists) together with a non-exclusive, perpetual, irrevocable, paid-up, royalty free license, with the right to sub-license or assign the right to use, any technology that is necessary or used in the manufacture, packaging or release of the Products or the medicated feed additives contained in the Products or in any new medicated feed additive product developed by Buyers (but not exclusively thereto), with such license or sub-license being restricted to use with the Business and any new medicated feed additive products developed by Buyers and Seller retaining the right to use or license such technology for any other purpose; and (2) all
          engineering   documents  and  know-how   and   all
          environmental and other permits, licenses and other records relating to the Real Property or Personal Property, as the case may be, including but not limited to site drawings and plans,
          engineering    data,   design   and    engineering
          specifications and all other know-how relating to the operation of such Property in the way they are
          currently  operated  by  Sellers  ((1)   and   (2)
          collectively, the "Technology and Know-How").


Section 2.1.7  Marketing and Promotional Materials

On a worldwide basis, all hard copies (and, to the extent existing, any electronic copies) of any documents or other materials owned by Sellers and exclusively related to the marketing, promotion or advertising of the Products, including all sales training materials and, to the extent owned by Sellers all films, artwork, photography, mechanical art, color separations, prints, plates and other graphic materials related thereto.


Section 2.1.8  Customer Information

On a worldwide basis, the customer lists with respect to the Business, including the information relating to the Business contained in the marketing data base and, to the extent available, all written customer correspondence and any marketing plans, market research data and sales histories with respect to the Products.


Section 2.1.9  Discovery Research Information

Subject to the limitations set forth in Schedule 2.1.9 and Sections 2.2 and 2.4, the information related to Sellers' discovery research activities in the area of medicated feed additive ingredients, conducted at its animal health research facilities in Nutley, New Jersey, Wrightstown, New Jersey and Village Neuf, France (VFA) including, without limitation, any developmental products and all information previously developed, presently under development or developed between execution of this Agreement and the
Closing. It being understood that with respect to such information, Buyers shall grant to Sellers a non-exclusive, perpetual, paid-up, royalty-free, irrevocable, license, with the right to sublicense or assign to third parties, to use such information for any activities relating to the research, development, manufacturing, marketing and sale of human and animal nutrition products following the Closing. It being further understood that the Collaboration Agreement among Sellers and certain of its Affiliates with Curagen Corporation dated January 1, 1999, that certain database developed under said agreement and currently the property of RVI shall remain the property of RVI and Buyers shall be granted a sole and exclusive paid-up, royalty-free, irrevocable, perpetual license with the right to sublicense or assign to third parties, for any activities relating to the research, development, manufacturing, marketing and sale of medicated feed additive products.


Section 2.1.10 Inventory

The inventory of the Products owned by Sellers of a quality and quantity currently useable and saleable in the ordinary course of business consistent with past practice including, without limitation, raw materials, work-in-process, quarantined materials, finished goods and supplies, (except the Lasalocid raw materials and work-in-process and quarantined material, at Sellers' Belvidere, New Jersey manufacturing facility), in the custody and control of Sellers or, to the extent listed in Schedule 3.18(ii), any of their warehouses, blenders, toll manufacturers, suppliers, distributors, consignees or other third parties (the "Inventory").


Section 2.1.11 Instruments and Choses in Action and Customer
Advances

All claims, choses in action, and rights of action of Sellers relating to the Business (whether with respect to contracts, Patents, Trademarks, proprietary information or otherwise), including, without limitation the promissory note payable by the Pleasants County (West Virginia) Developmental Authority relating to the property subject to the Willow Island Industrial Revenue Bond Lease and any amounts due from, or paid to Sellers by, customers for Products included in the Inventory at the Closing.


Section 2.1.12 Prepaid Expenses

All prepaid expenses and deposits attributable to the Business.


Section 2.1.13 Books and Records

All books, records, files and other written documentation, excluding scientific literature in the public domain, and such other files that Sellers are legally required to retain, related to the Business, including such books, records and files located at any of Sellers' facilities to the extent that the same are physically separable and transferable, otherwise Sellers shall provide, upon request, a reasonable summary or extract of such information, except that Buyers agree that no records containing medical information of any employees shall be given to Buyers or abstracted without the written consent of the affected individual, (except that Buyer shall receive copies of hearing conservation and respiratory protection medical surveillance records and all other records required to be maintained by Sellers under OSHA regulations with respect to Transferred Employees) and that no personnel records other than copies of personnel files at the plant locations, will be transferred or abstracted. However, Sellers shall provide Buyers with a description of any medical restrictions applicable to any Transferred Employees as well as a summary of the salary increases and variable pay awards of any Transferred Employee for the three (3) years prior to the Closing Date and such other information as is reasonably necessary for Buyer to offer employment to or employ Transferred Employees.


Section 2.2 Excluded Assets

Buyers expressly understand and agree that any assets of Sellers, which are not described in Section 2.1 above are excluded from the transaction contemplated hereunder (the "Excluded Assets"). Without limiting the generality of the foregoing, the Excluded Assets shall include the following:

          (i)  cash,    cash   equivalents   and    Accounts
               Receivable as of the Closing Date;


          (ii) except as provided in 2.1.11 and 2.1.12, all prepayments, deferred assets, overpayments or other receivables;

          (iii) Sellers' Lasalocid manufacturing facilities in Belvidere, New Jersey, as well as any Quality Control Laboratory equipment located at such facility used to test and release bulk lasalocid sodium and any such equipment used to test both medicated feed additive products and other products of Sellers;


          (iv) Sellers' blending facilities located in Fresno, California; Sisseln, Switzerland; Sao Paulo, Brazil; and packaging facilities located at Istituto Delle Vitamine in Milan, Italy;

          (v)  Any   technology  or  know-how   located   in
               Sellers' facilities listed in subsections 2.2
               (iii)  and  2.2  (iv) above, other  than  the
               Technology and Know-How;

          (vi) Except as otherwise set forth herein, Sellers' owned or leased highway vehicles, personal computers (other than those personal computers in the possession of those field personnel of Sellers' who accept employment with Buyers) software and financial systems or programs shared with other operations of the Sellers (except that the Purchased Assets include all information related to the Business contained on such software and financial systems or programs and the right to transfer such information to systems under the control of Buyers);

          (vii) Any real or personal property of Sellers not exclusively used in the Business(for the avoidance of doubt, any interest in Sellers' Parsippany, New Jersey facility is an "Excluded Asset") provided that this exception shall not apply to the Real Property or any Personal Property located thereon;

          (viii)      Subject  to  the  license  created  in
               Section 2.1.6, any assets, intellectual property or know-how related to any product of Sellers or Sellers' Affiliates (whether or not such product contains medicated feed additive ingredients) other than the Products;

          (ix) All tangible assets utilized in research activities at the VFA, with the exception of certain equipment used for the development of Product formulations which equipment is listed in Schedule 2.1.5(b);

          (x)  Cylactin and Avotan (Avoparcin)


Section 2.3 Assumption of Liabilities

Upon the terms and subject to the conditions of this Agreement, Buyers agree, effective at the time of Closing, to assume all obligations, liabilities, costs and damages relating to the ownership and operation of the Business on or after the Closing, including without limitation, any and all liabilities with respect to (A) Product sold (except as to Products manufactured prior to Closing and sold after the Closing, Buyers shall not assume liability for any manufacturing defects or deficiencies, in such Products) or manufactured on or after the Closing (B) occupational health and safety hazards to the extent related to the operation of the Business on or after Closing and (C) any Environmental Condition to the extent arising out of or related to the operation of the Business at the Van Buren, Arkansas; Wrightstown, New Jersey; Hannibal, Missouri; Willow Island, West Virginia, Salisbury, Maryland on or after the Closing, including any violation of Environmental Laws arising from post Closing operations (the "Assumed Liabilities"). The foregoing notwithstanding, Buyers shall also assume any liabilities or obligations under the Environmental Laws (other than CERCLA) which are brought about solely by a legislative change in such Laws, which change would have the effect of creating such liabilities or obligations after Closing which did not otherwise exist before Closing. All Assumed Liabilities related to intangible assets with a situs outside the United States shall be assumed by Alpharma (Luxembourg) SARL (and guaranteed by Alpharma Inc.) and all other Assumed Liabilities shall be assumed by Alpharma Inc.


Section 2.4  Excluded Liabilities

Other than as specifically stated in any of the documents executed pursuant to the consummation of the transaction contemplated herein, the Assumed Liabilities do not include and Buyers are not assuming any liability or obligation of Sellers or their Affiliates (or any predecessor owner of all or part of its business and assets) of whatever nature whether presently in existence or arising hereafter with respect to the ownership or operation of the Business by Sellers or their Affiliates prior to the Closing or of the Sellers or their Affiliates with respect to the Excluded Assets. All such other liabilities and obligations shall be retained by and remain obligations and liabilities of Sellers or their Affiliates and, without limiting the generality of the foregoing, none of the following shall be Assumed Liabilities for the purposes of this Agreement:

          (i) All claims, obligations, liabilities, costs and damages relating to the ownership and operation of the Business prior to the Closing, including all liabilities with respect to (A) any Product sold or manufactured prior to the Closing, (it being understood that as to product manufactured prior to the Closing but sold after the
               Closing, Buyers are not assuming any liability for any manufacturing defects or deficiencies in any such Product) (B) occupational health and safety hazards related to the operation of the Business or the Purchased Assets prior to the Closing (C) any liability or obligation arising under Environmental Laws arising out of or related to the ownership or operation of the Business or the Real Property or the Environmental Condition relating to the Real Property or
               Purchased Assets prior to the Closing, or violation of Environmental Laws prior to the Closing (including, without limitation, the matters set forth on Schedule 2.4 hereto) and
               (D) all obligations under the contracts transferred pursuant to Section 2.1.4 (whether payable before or after the Closing) to the extent relating to benefits received prior to the Closing including without limitation any payments due hereafter under the contracts between APV and RVI and Jacobs Construction Co. and RVI, (as listed in Paragraphs 12 and 13 of Schedule 2.1.4) both of which are related to the construction, installation and start-up of the zinc bacitracin facility at Willow Island, West Virginia.. The foregoing notwithstanding, Sellers will not incur any liability or obligation under (c) above arising under the Environmental Laws (other than CERCLA) where such liability or obligation results solely from a legislative l change in such Laws after Closing, which change would have the effect of creating such obligation or liability after Closing which did not otherwise exist before Closing.

          (ii) All accounts payable related to the Business as of the Closing Date.

          (iii) Any obligation, or liability or deferred credit for taxes arising from or with respect to the Purchased Assets or the operations of the Business which is incurred in or attributable to the Pre-Closing Tax Period;

          (iv) Any  liability or obligation related  to  (1)
               the continued operations or closing of the VFA at Village Neuf, France and Nutley, NJ, including any employee termination expenses and (2) the dairy cattle clinical development trial obligations from and after the Closing.

          (v) Any liability or obligation arising from the failure to obtain a Required Consent; and

          (vi) Any liability or obligation related to the current or former employees of the Sellers, except as set forth in
               Article 9.

          (vii) Any rebates payable after the Closing under the contracts listed on Schedule 3.13(g) to the extent such payments relate to or are required by sales prior to the Closing.

All of the foregoing shall be referred to herein as the "Excluded Liabilities."


Section 2.5 Other Purchase Agreements

     (a) On or before the Closing Date, Sellers and Buyers shall, or shall cause their respective Affiliates to, execute and deliver supplementary Asset Purchase Agreements for the Business outside the U.S. in each of the jurisdictions listed on
          Schedule 2.5(a) (the "Other Purchase Agreements") which Schedule 2.5(a) shall also list each individual Other Purchase Agreement as well as the respective parties thereto (it being understood that Buyers and Sellers have the right to designate which Affiliates shall be a party to any such Other Purchase Agreement), the respective purchase price and such other information as may be appropriate. In all other jurisdictions outside the U.S in which the Business is conducted, Sellers and Buyers shall, or shall cause their respective Affiliates to, execute and deliver documents of asset conveyance and liability transfer for the Business in such jurisdiction.

     (b) The Other Purchase Agreements shall be in the form of Schedule 2.5(b) hereto.


Section 2.6 Assignment of Contracts and Rights

     (a) Any provision in this Agreement to the contrary notwithstanding, this Agreement shall not constitute an agreement to assign any Purchased Asset or any claim or right or any benefit arising thereunder or resulting therefrom if an attempted assignment thereof, without the consent of a third party thereto, would constitute a breach or other contravention thereof or in any way materially adversely affect the rights of Buyers or Sellers thereunder. Sellers and Buyers will use their diligent efforts (but without any payment of money by Sellers or Buyers) to obtain the consent of the other parties to any such Purchased Asset or any claim or right or any benefit arising thereunder for the assignment thereof to Buyers as Buyers may reasonably request. If such consent is not obtained (an "Event of Non-Consent"), or if an attempted assignment thereof would be ineffective or would materially adversely affect the rights of Sellers thereunder so that Buyer would not in effect receive all such rights, Sellers and Buyers will cooperate in a mutually agreeable arrangement for a commercially reasonable period of time under which, to the extent feasible, Buyers would obtain the benefits and assume the obligations thereunder in accordance with this Agreement, including subcontracting , sub-licensing, or sub-leasing to Buyer, or under which Sellers would enforce for the benefit of Buyers, with Buyers assuming Sellers' obligations, any and all rights of Sellers' against a third party thereto and consistent with such actions Sellers will promptly pay to Buyers all monies which may be received by Sellers on or after the Closing relating to any Purchased Asset or any claim or right or any benefit arising thereunder, except to the extent the same represents an Excluded Asset.

     (b) If there is an Event of Non-Consent with respect to a Required Consent, Buyers and Sellers will, in good faith, attempt to reach an alternative arrangement under clause (a) above. Buyers will waive any such Required Consent if, in its reasonable opinion (taking into the consideration the importance of the contract to the Business and the number of Required Consents as to which there are Events of Non-Consent) such arrangements protect Buyers, and the Business of any material risk of not receiving the benefits of any contracts as to which there is an Event of Non-Consent. Provided, however, that Buyers shall be under no obligation to consider waiving a Required Consent with respect to the contracts listed in Paragraphs 5 through 29 of
          Schedule 2.1.4.


Section 2.7 Purchase Price:  Allocation of Purchase Price

     (a) Subject to Section 2.7(b), the purchase price for the Purchased Assets, excluding Inventory, in U.S. Dollars shall be US $250 Million (the "Purchase Price"). The Purchase Price shall be paid as follows:

          (i) An aggregate of US $220 Million in cash at the Closing payable by Alpharma Inc. to RVI and Alpharma (Luxembourg) SARL to Roche Basle in the individual sums of US $135,800,000 and US $84,200,000 respectively and

          (ii) US $30 Million pursuant to a promissory note (Note) payable by Alpharma Inc. to RVI with interest equal to the prevailing prime rate charged by Chase Manhattan Bank N.A. calculated on the basis of the actual number of days elapsed from the Closing to the maturity date of the Note, which Note shall be in the form attached hereto as Schedule 2.7(a).

          (iii) US $10 Million of the $84,200,000 payable to Roche Basle is being accepted by Roche Basle on behalf of those Affiliates of Sellers who are parties to the Other Purchase Agreements and represents the consideration set forth in and payable under the Other Purchase Agreements.

     (b)  The  Purchase Price shall be allocated  among  the
          Purchased  Assets  in  accordance  with   Schedule
          2.7(b).

     (c) The Sellers and Buyers agree to report an allocation of such Purchase Price among the Purchased Assets in a manner entirely consistent with Schedule 2.7(b) and agree to act in accordance with such Schedule 2.7(b) in the filing of all tax returns (including, without limitation, to the extent required by law, filing Form 8594 with its Federal income tax return for the taxable year that includes the Closing Date) and in the course of any tax audit, tax review or tax litigation relating thereto.

     (d)  Not  later  than 10 days prior to  the  filing  of
          their  respective  Form  8594  relating  to   this
          transaction, each party shall deliver to the other party a copy of its Form 8594.

     (e) As more fully set forth in Section 2.7 (f) and (g) below, in addition to the Purchase Price according to Section 2.7 (a) above, Buyers shall pay or cause an Affiliate of Buyers to pay to Sellers or an Affiliate of Sellers for the Inventory, based on the actual amount of Inventory transferred to Buyers or their Affiliates and based on the unit prices and other information set forth on Schedule
          2.7 (e).

     (f) At the Closing, Buyers shall pay to Sellers for such Inventory owned by RVI and its Affiliates in Mexico, Brazil and Canada (said Brazilian, Canadian, and Mexican Inventory being transferred by way of the appropriate "Other Agreements") an estimated amount equal to US $38,610,044 which is an amount equal to Sellers' book value of the Inventory as of the close of the business on March 31, 2000 (the "Estimated Closing Inventory Amount") The balance of the Inventory shall be purchased by Buyers in accordance with the Terms and Conditions of the Transition Services Agreement.

     (g) No later than 30 days following the Closing, the Sellers shall prepare and deliver to Buyers a calculation of the Inventory based upon a physical inventory taken immediately prior to the Closing and prepared in accordance with Schedule 2.7(e) (the "Closing Statement"). Buyers and its independent accountants shall have the right to observe the physical inventory and review (but not control) the Sellers preparation of the Closing Statement. The Closing Statement and the amount of the Inventory as calculated by the Sellers, when delivered by the Sellers to Buyers, shall be deemed conclusive and binding upon the parties hereto, unless Buyers notify the Sellers in writing within 30 days after receipt of the Closing Statement of their disagreement therewith, which notice shall state with reasonable specificity the reasons for any disagreement and the amounts in dispute (a "Disagreement Notice"). During this 30-day period, the Sellers will reasonably cooperate with Buyers to facilitate Buyers' review of the Closing Statement. Such cooperation will include providing any reasonably requested information with respect to the preparation of the Closing Statement. If there is a disagreement, and such disagreement cannot be resolved by the Buyers and Sellers within 20 working days following the date of the Disagreement Notice, the items in dispute shall be submitted immediately to an independent internationally recognized accounting firm reasonably acceptable to both Buyers and Sellers (the accounting firm so engaged shall hereinafter be referred to as the "Accounting Firm"). The Accounting Firm shall be required to render a determination of the parties' dispute within 30 days after referral of the matter to the Accounting Firm, which determination must be in writing and must set forth, in reasonable detail, the bases therefor. The Accounting Firm shall make its determination solely in accordance with the terms of this Agreement and Schedule 2.7(e). The determination of the Accounting Firm shall be binding and conclusive upon the parties hereto assuming compliance with the preceding sentence. The fees and disbursements of the Accounting Firm shall be paid equally by Buyers and Sellers.

     (h) The Inventory amount shall be deemed to have been finally determined on the first to occur of (i)
          the 31st day after the Sellers' delivery of the Closing Statement to Buyers, unless Buyers shall have, prior to such date, given a Disagreement Notice, (ii) the date upon which the parties hereto agree in writing on the amount of the Inventory, or (iii) the date upon which the Accounting Firm renders its determination in accordance with subsection (g) above. Within three (3) Business Days after such final determination, any difference between the Inventory amount and the Estimated Closing Inventory Amount shall be paid by the Buyers to Sellers or by Sellers to Buyers, as the case may be, by wire transfer of immediately available funds to an account designated by the party being paid, together with interest thereon at a rate equal to the prevailing prime rate charged by Chase Manhattan Bank N.A. calculated on the basis of the actual number of days elapsed from the Closing to the date of payment.


Section 2.8 Closing

Unless  this  Agreement  is sooner  terminated  pursuant  to
Section 12.1 hereof, the Closing (the "Closing") of the purchase and sale of the Purchased Assets and the assumption of the Assumed Liabilities hereunder shall take place simultaneously at the offices of Roche Vitamins Inc. in Parsippany, New Jersey and F.Hoffmann-La Roche Ltd in Basle, Switzerland on the latest of (A) May 2, 2000; (B) ten (10) working days after all Conditions Precedent to Closing set forth in Article X have been met and shall take effect as of 12:01 a.m. on the day of such Closing. At the Closing:

     (a) On behalf of Buyers and their Affiliates, Buyers shall deliver to Sellers the following:

          (i) By wire transfer, such amounts of immediately available funds, denominated in US currency, as are equal, in the aggregate, to US $220 million plus the book value of Inventory Established pursuant to Section 2.7(f) to the respective bank accounts designated by RVI and Roche Basle by notice to Buyers, such notice to be delivered no later than five (5) business days prior to the Closing Date;

          (ii) The promissory note required by Section 2.7(a) together with an Intercreditor Agreement in form and substance satisfactory to the Agent under Buyers Bank Credit
               Agreement;

          (iii) The Other Purchase Agreements and all closing documents required thereunder, Supply Agreement, Formulation Agreements and Transitional Services Agreement agreed to by the Parties to be necessary to consummate the transactions contemplated hereby and to which Buyers or any of their Affiliates are a party; and

          (iv) The documents relating to the existence of Buyers and the incumbency of the Persons signing this Agreement, the Other Purchase Agreements and the Ancillary Agreements.

          (v) A certificate signed by a principal officer of the Buyers that the representations and warranties made by the Buyers in this
               Agreement are accurate in all material respects on and as of the Closing with the same effect as though such representations and warranties had been made or given on and as of the Closing and that the Buyers performed and complied with all of the obligations under this Agreement which are required to be performed or complied with by it on or prior to the Closing.

          (vi) A certified copy of the duly adopted resolutions of the Board of Directors or Board of Managers (as appropriate) of Buyers authorizing the execution of this Agreement and the consummation of the transactions contemplated hereby.

          (vii)      A  written  opinion of Buyers'  counsel
               dated as of the Closing addressed to Sellers in the form of Schedule 2.8(a)(vi).

     (b) On behalf of Sellers and their Affiliates, Sellers shall deliver to Buyers the following:

          (i) The bills of sale, endorsements, assignments and other good and sufficient instruments of conveyance and assignments (the "Conveyance Documents") attached hereto as Exhibits A and B; provided that Buyers shall, at their expense, prepare any individual assignment documents required in any country and record such documents in the national patent and trademark and other government offices, as applicable;

          (ii) The Other Purchase Agreements and all closing documents required thereunder, Supply Agreement, Formulation Agreements, the Transition Services Agreement agreed to by the parties to be necessary to consummate the transactions contemplated hereby and to which any Sellers or any of its Affiliates are a party;

          (iii) The documents relating to the existence of the Sellers and the incumbency of the
               Persons signing this Agreement, the Other Purchase Agreements and the Ancillary Agreements;

          (iv) A certificate signed by a principal officer of the Sellers that the representations and warranties made by the Sellers in this
               Agreement are accurate in all material respects on and as of the Closing with the same effect as though such representations and warranties had been made or given on and as of the Closing and that the Sellers have performed and complied with all of the obligations under this Agreement which are required to be performed or complied with by it on or prior to the Closing.

          (v) A certified copy of the duly adopted resolutions of the Board of Directors of Roche Vitamins Inc. authorizing the execution of this Agreement and consummation of the transactions contemplated hereby, and a certificate issued by F.Hoffmann-La Roche Ltd confirming that all necessary corporate approvals have been obtained to authorize the consummation of the transaction contemplated herein.


          (vi) A written opinion of Sellers' counsel dated as of the closing, addressed to Buyer, in the form of Schedule 2.8 (b)(vi).

          (vii) The assignment documents transferring a good and marketable leasehold estate to the Leased Real Property along with all Lease Consents and Estoppel Certificates and documentation necessary for Buyers to obtain title insurance on all buildings, fixtures and improvements located on the Leased Real Property.

          (viii)      The   Patent,  Trademark  and  Product
               Registration assignment documents as required by Sections 7.6 and 7.7 hereof.

          (ix) The  Required  Consents, subject  to  Section
               2.6(b) of this Agreement.

          (x) A deed of bargain and sale with covenants against grantor's acts with respect to each Owned Real Property (and such Improvements as requested by Buyers) conveying to Buyers fee simple title to such Owned Real Property, subject only to Permitted Encumbrances, in form and substance satisfactory to Buyers.

          (xi) Any   affidavits,   indemnities   and   other
               agreements or assurances required by the Title Company to issue the Title Policies.

          (xii) The 1998 statements of assets to be sold and operations before interest and taxes with an opinion of PricewaterhouseCoopers.


                          ARTICLE 3
          REPRESENTATIONS AND WARRANTIES OF SELLERS

EXCEPT AS PROVIDED IN THIS AGREEMENT AND THE OTHER PURCHASE AGREEMENTS, BUYERS AGREE THAT (1) THE PURCHASED ASSETS ARE BEING SOLD ON AN "AS IS, WHERE IS" BASIS WITHOUT ANY REPRESENTATION OR WARRANTY AND (2) SELLERS SHALL HAVE NO OBLIGATION OR LIABILITY WITH RESPECT TO THE ASSETS AFTER THE CLOSING DATE.

Subject to Section 7.1, Sellers hereby, jointly and severally, represent and warrant to Buyers as follows:
(Certain matters disclosed on any Schedule hereto may not be required to be disclosed therein, but may be stated therein for informational purposes only, and no such disclosure shall constitute an indication or admission of the materiality thereof or create a standard for disclosure or constitute any admission by Sellers that any disclosed matter is (i) in violation of any Applicable Law or (ii) in breach of any contractual obligation. For purposes of disclosure, disclosure on any Schedule shall be considered disclosure for any other Schedules, if the relevancy of such additional disclosure(s) to the subsequent schedules are clear on the face of the first Schedule.) Sellers agree that the warranties, covenants and representations contained in this Agreement (including Sellers' responsibility therefor pursuant to Article 11 hereof) extend to the assets being transferred pursuant to the Other Purchase Agreements to the extent that said warranties, covenants, and representations would relate to such assets had such provisions appeared in the Other Purchase Agreements. The foregoing notwithstanding, these representations and warranties do no extend to any Products listed as "discontinued" in Schedule 1.1(a)(i).


Section 3.1 Corporate Existence and Power

Each Seller is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of organization. Each Seller has all corporate powers and all material governmental licenses, authorizations, consents and approvals required (i) to carry on its business as now conducted and as conducted on the
Closing Date (ii) to enter into this Agreement, and the Ancillary Agreements to which it is a party and (iii) to consummate the transactions contemplated hereunder and thereunder. Each Seller is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities make such qualification necessary, except for those jurisdictions where failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect.


Section 3.2 Corporate Authorization

The execution, delivery and performance by each Seller of this Agreement, and the Ancillary Agreements to which it is a party and the consummation by Sellers of the transactions contemplated hereby and thereby are within such Sellers' corporate powers and have been duly authorized by all necessary corporate action on the part of Sellers. With respect to Sellers, each of this Agreement, and the Ancillary Agreements to which Sellers are a party constitutes a valid and binding agreement of Sellers, enforceable against Sellers in accordance with its terms, except as may be limited by bankruptcy, insolvency or similar laws affecting the rights of creditors generally and by the application of equitable principles.


Section 3.3 Governmental Authorization

The execution, delivery and performance by Sellers of this Agreement require no action by or in respect of, or filing with, any governmental body, agency, official or authority other than compliance with any applicable requirements of the HSR Act, the other Competition Laws and other requirements, all as listed on Schedule 3.3.


Section 3.4 Non-Contravention

With respect to Sellers, the execution, delivery and performance by Sellers of this Agreement, or the Ancillary Agreements to which they are Parties do not and will not (i) contravene or conflict with the certificate of incorporation or bylaws (or similar organizational documents) of Sellers;
(ii)  assuming  compliance with the matters referred  to  in
Section 3.3, contravene or conflict with or constitute a violation of any provision of any Applicable Law, (iii) assuming the obtaining of all Required Consents and other consents, constitute a default under or give rise to any right of termination, cancellation or acceleration of any right or obligation by Buyers or to a loss of any benefit relating to the Business to which Sellers are entitled under any provision of any agreement, contract or other instrument binding upon Sellers or by which any of the Purchased Assets is or may be bound or any Permit; or (iv) result in the creation or imposition of any Lien on any Purchased Asset, other than Permitted Liens.


Section 3.5 Required Consents

Schedule 3.5 sets forth each Material Contract or other material instrument binding upon Sellers or their Affiliates or any Permit requiring a consent with respect to the execution, delivery and performance of this Agreement or the other Purchase Agreements or the consummation of the transactions contemplated hereby or thereby (each such consent, and each Lease Consents is a "Required Consent" and together the "Required Consents").


Section 3.6 Financial Information

Attached as Schedule 3.6 are, true, correct and complete copies of its combined statements of assets to be sold and of revenues and direct operating expenses of the of the Business for the year ended December 31, 1999 (the "Statements"). The Statements have been prepared in accordance with accounting principles generally accepted in the United States and present fairly in all material respects the combined assets to be sold of the Business as of the statement date and the operations before interest and taxes of the Business for the period then ended. The Statements have been audited by PricewaterhouseCoopers AG who are independent public accountants within the meaning of the United States Securities Act of 1933 and they have expressed an opinion thereon in the form attached to the Statements. As of the respective dates of the Statements, the Business had no material liabilities or obligations of any nature (absolute, accrued, contingent or otherwise) except as were reflected on, or disclosed in, any notes contained in the Statements. The costs associated with all Active Employees and allocated employees performing work for the Business and other business of Sellers, or their Affiliates are reflected in the Statements.


Section 3.7 ERISA

With respect to each employee benefit plan maintained or contributed to by RVI, to the best of their knowledge, RVI is in full compliance with the applicable requirements of the Employee Retirement Income Security Act of 1974, as
amended ("ERISA"), the Internal Revenue Code of 1986, as amended, and other laws. RVI has no obligation to contribute to any multiemployer plan (as defined in Section 3(37) of ERISA) with respect to any employee of the Business. Roche Basle maintains no benefit plans subject to ERISA.


Section 3.8 Absence of Certain Changes

          (i) Except as set forth in Schedule 3.8 since December 31, 1998 Sellers and their Affiliates have conducted the Business in the ordinary course consistent with past practices and there has not been

               (a)  any Material Adverse Change;

               (b) any incurrence, assumption or guarantee by Seller and their Affiliates of any indebtedness for borrowed money with respect to the Business;

               (c) any damage, destruction or other casualty loss (whether or not covered by insurance) affecting the Business or any Purchased Asset which, individually or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect;

               (d) any transaction, contract, agreement or other instrument entered into, or commitment made, by Sellers or their Affiliates with any third party or between or among Sellers or their Affiliates and any of their Affiliates relating to the Business or any Purchased Asset (including the acquisition or disposition of any assets) or any relinquishment by Seller of any contract or other right, in the case of contracts with non-Affiliates, material to the Business taken as a whole, other than those contemplated by this Agreement;

               (e) any labor dispute, other than routine individual grievances, or any activity or proceeding by a labor union or representative thereof to organize any employees of the Business, or any lockouts, strikes, slowdowns, work stoppages or threats thereof by or with respect to such employees; or

               (f) any capital expenditure, or commitment for Five Million Dollars ($5,000,000) or more , for additions or improvements to property, plant and equipment of the Business

          (ii) Since  December  31, 1999, Sellers  have  not
               taken any action that, if taken after the date hereof, would require the consent of Buyer pursuant to Section 5.1 of the Agreement.


Section 3.9 Properties

     (a) Schedule 2.1.5(a) sets forth the address and description of each Owned Real Property. With respect to each Owned Real Property: (A) Except as may be disclosed on
          Schedule 2.1.5(a), RVI has good and marketable indefeasible fee simple title to such Owned Real Property, free and clear of all liens and encumbrances, except Permitted Liens, (B) except as set forth in Schedule 3.9(c), RVI has not leased or otherwise granted to any Person the right to use or occupy such Owned Real Property or any portion thereof; (C) other than the right of Buyers pursuant to this Agreement, there are no outstanding options, rights of first offer or rights of first refusal to purchase such Owned Real Property or any portion thereof or interest therein, and (D) Sellers are not a party to any agreement or option to purchase any real property or interest therein relating to the Business.

     (b) Schedule 2.1.5(a) sets forth the address of each Leased Real Property, and a true and complete list of all Leases (including all amendments, extensions, renewals, guaranties and other agreements with respect thereto) for each such Leased Real Property (including the date and name of the parties to such Lease document, and the commencement date, expiration date and fixed annual rent payable under each such Lease). RVI has delivered to Buyers a true and complete copy of each such Lease document, and in the case of any oral Lease, a written summary of the material terms of such Lease. Except as set forth in
          Schedule  3.9(c),  with respect  to  each  of  the
          Leases: (A) such Lease is legal, valid, binding, enforceable and in full force and effect; (B) Seller's possession and quiet enjoyment of the Leased Real Property under such Lease has not been disturbed; (C) neither RVI nor, to the knowledge of RVI, any other party to the Lease is in breach or default under such Lease, and no event has occurred or circumstance exists which, with the delivery of notice, the passage of time or both, would constitute such a breach or default, or permit the termination, modification or acceleration of rent under such Lease; (D) no security deposit or portion thereof deposited with respect such Lease has been applied in respect of a breach or default under such Lease which has not been redeposited in full; (E) RVI does not owe any brokerage commissions or finder's fees with respect to such Lease; (F) the other party to such Lease is not an affiliate of, or otherwise has any economic interest in, Sellers; (G) RVI has not subleased, licensed or otherwise granted any Person the right to use or occupy such Leased Real Property or any portion thereof; (H) Sellers have not collaterally assigned or granted any other security interest in such Lease or any interest therein; and (I) there are no liens or encumbrances on the estate or interest created by such Lease. All action necessary to extend the Lease relating the Van Buren, Arkansas facility through May 1, 2001 has been validly completed by RVI.

     (c) The Owned Real Property and Leased Real Property identified in Schedule 2.1.5(a) , (collectively, the "Real Property") comprise all of the United States real property used in the Business except for field sales facilities and Sellers Nutley, NJ, Belvidere, New Jersey and Parsippany, New Jersey facilities.

     (d) All buildings, structures, improvements, fixtures, building systems and equipment, and all components thereof, included in the Real Property (the "Improvements") are in reasonably good condition and repair and sufficient for the operation of the Business. There are no known structural deficiencies or defects affecting any of the
          Improvements and, to the knowledge of Sellers, there are no facts or conditions affecting any of the Improvements which would, individually or in the aggregate, interfere in any material respect with the use or occupancy of the Improvements or any portion thereof in the operation of the Business.

     (e) Except as described in Schedule 3.9(e), all Personal Property including but not limited to machinery, equipment or furniture, which Sellers own, lease or sublease, is in good operating condition and fit for operation in the usual course of business, ordinary wear and tear excepted. Except as set forth on Schedule 3.9(e), Sellers have good and marketable title to, or valid possessory interest in, the Personal Property. All leases of Personal Property are valid, binding and enforceable in accordance with their respective terms, and there does not exist under any such lease of Personal Property any material default or any event which with notice or lapse of time or both would constitute a material default. All buildings, fixtures and Personal Property located on the Real Property are Purchased Assets.

     (f)  No Real Property or Personal Property is subject to any
          Lien, except:

          (i)  Liens disclosed on Schedule 3.9(c);

          (ii) Liens for assessments or governmental charges or taxes not yet due or being contested in good faith; or

          (iii) Liens which do not materially detract from the value of such Purchased Asset as now used, or materially interfere with any present or intended use of such Purchased Asset;

     (clauses (i), (ii) and (iii) are, collectively, the "Permitted Liens").


Section 3.10   Sufficiency of Assets

The Purchased Assets and the Third Party Shared Assets constitute all of the assets which are used in the Business except for the Excluded Assets. Since December 31, 1998 Sellers have not sold, transferred, licensed, assigned or delivered to any Affiliate of Sellers any asset or property related to the Business, except for intercompany transfers of Products in the ordinary course of business.


Section 3.11   No Undisclosed  Material Liabilities

To   the   Knowledge  of  Sellers  there  are  no   material
liabilities of the Business of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, other than the Excluded Liabilities.


Section 3.12   Litigation

Except as set forth in Schedule 3.12, there is no investigation, action, suit or proceeding pending, or to the Knowledge of Sellers, threatened against or affecting, the Business or any Purchased Asset before any court or arbitrator or any governmental body, agency or official (a "Legal Action") which is reasonably likely to have a Material Adverse Effect nor do Sellers have any knowledge of any event or condition pertaining to the Business or any Product that could reasonably result in a Legal Action which would or is reasonably likely to have a Material Adverse Effect. The foregoing notwithstanding the term "Legal Action" is not intended to cover appeals pending before the US Patent and Trademark Office Board of Appeals or Trademark and Trial and Appeal Board (or comparable such bodies throughout the world).


Section 3.13   Material Third Party Contracts


     (a) Except for the Contracts disclosed in Schedule 2.1.4 neither Sellers nor their Affiliates are a Party to any other Material Contracts.

     (b) Each Material Contract is a valid and binding agreement and is in full force and effect, and neither Sellers nor to the Knowledge of Sellers, any other party thereto is in default in any material respect under the terms of any such Material Contract)

     (c)  Except   as  set  forth  in  Schedule  3.13   (c),
          Sellers are not restricted by agreement from carrying on the Business anywhere in the world;

     (c) Sellers grant no discounts or rebates to their customers with respect to the Business nor are any sales commissions or other payments made directly or indirectly which are not properly reflected on the books and records of the Business;

     (e) Except as set forth on Schedule 3.13(e) no customer has any right to return Products which have either (i) been delivered to the customer or
          (ii) recorded by the Business as a sale except as in accordance with Sellers' return policy (a copy of which is included as a part of the aforementioned Schedule 3.13(e)).

     (f) The commencement date for the Initial Term of the Blending Agreement between Sellers and Farmland Industries, Inc. is January 1, 1999. The total payments for Plant Upgrades under said Agreement is $1,980,000 of which $495,000 has been paid as of the date hereof.

     (g) Except as set forth on Schedule 3.13(g), Sellers and their Affiliates have not entered into any contracts relating to the Business which would require the repayment or rebate after the Closing of any sums paid or payable prior to the Closing whether based upon the volume of Products purchased after the Closing or otherwise.


Section 3.14   License and Permits

Schedule 3.14 lists each material license, permit or other similar authorization used in the Business (the "Permits"). Except as set forth in Schedule 3.14, such Permits are valid and in full force and effect; no material violations exist in respect of any Permit; and no proceeding is pending or, to the Knowledge of Sellers, threatened, looking towards the revocation or limitation of any such Permit and, to the Knowledge of Sellers, there is no basis or ground for any such revocation or limitation except as specifically set forth in Schedule 3.14. The Permits are all of the material licenses, permits, or similar authorizations necessary to operate the Business as operated by Sellers and their Affiliates (it being understood that with regard to non- US permits, this requirement is satisfied by those Product Registrations listed in Schedule 2.1.3).


Section 3.15   Compliance with Laws

Sellers have complied and are complying in all respects, with any Applicable Law, except for violations that have not had and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.


Section 3.16   Patents and Trademarks

     (a)  Schedules 2.1.1 and 2.1.2 identify the Patents and
          Trademarks relating to the Business and owned directly or indirectly (i.e., by way of example but not limitation, by way of license) by Sellers and their Affiliates;

     (b) Except as set forth on Schedules 3.16(b), the Patents and Trademarks are duly registered and are subsisting on the patent and trademark registers set forth therein. To the best knowledge and belief of Sellers, including without limitation those individuals responsible for the handling and maintenance of the Patents and Trademarks, the Patents and Trademarks (registered and non opposable) are in full force and effect at the present time(subject to the understanding that Schedule 2.1.2 may contain trademark registrations and applications which are not supported by use and may therefore be vulnerable to cancellation or may unavoidably expire due to non-use) and all applications listed in Schedules 2.1.1 and 2.1.2 are pending in the patent and trademark offices of such countries;

     (c) Schedule 3.16(c) sets forth all material licenses, sublicenses and other agreements to which Sellers and their Affiliates are Parties and pursuant to which Sellers and their Affiliates and any third party are authorized to use the Patents or the Trademarks;

     (d) Except as set forth on Schedule 3.16(d), Sellers and its Affiliates have not granted any rights of use to any third party patents and trademarks or any other proprietary rights or agreed to restrictions on limitations of use relating to any of the Patents and Trademarks (registered and non opposable). Schedule 3.16(d) also sets forth all opposition involving the Trademarks (registered and not opposable) filed by or against Sellers or their Affiliates.

     (e) Except as set forth in Schedule 3.16(e), Sellers and their Affiliates have no knowledge of any continuing infringement by any third party of any of the Patents or Trademarks transferred hereunder, other than infringements against which Sellers have filed an opposition.

     (f) Except as set forth on Schedule 3.16(f), the latest certificates and/or instruments evidencing title of record in Sellers and its Affiliates to the registrations or applications set forth in Schedules 2.1.1 and 2.1.2 are in the possession of the Sellers and its Affiliates (other than certificates sent to trademark or patent authorities for the purpose of recording renewals, ownership changes or other administrative proceedings.

     (g) Except as set forth in Schedule 3.16(g) none of the Patents or Trademarks (registered and not opposable) is subject to any outstanding order, judgment, decree, stipulation or agreement restricting the use thereof by Sellers and its Affiliates with respect to the Business or restricting the licensing thereof by Sellers and its Affiliates to any Person.

     (h) Except as set forth in Schedule 3.16(h), Sellers and their Affiliates are the direct and unrestricted owner of all right, title and interest in and to the Patents and Trademarks and in and to the registrations thereof and the applications therefor listed in Schedules 2.1.1 and 2.1.2 and no such right, title and interest has been mortgaged, pledged, transferred or assigned to any third party or is held subject to any trust, or similar right, in favor of any third party.

     (i) Except as set forth in Schedule 3.16(i) the Patents and Trademarks comprise all patents, trademarks, service marks, trade dress, trade names, service names and copyrights (including all applications, registrations, extensions and renewals thereof) which are necessary for the conduct of the Business as currently conducted by Sellers and their Affiliates other than those which may have been registered by agents or distributors of Sellers in accordance with local laws and regulations.

     (j) Except as set forth in Schedule 3.16(j), (i) to the Knowledge of Sellers, including without limitation those individuals directly responsible for the handling and maintenance of the Patents and Trademarks, the Products, Patents and Trademarks (registered and not opposable) and the sale and use thereof and the operation of the Business by Sellers and their Affiliates do not infringe any patents, trademarks or any other proprietary rights of any third parties and (ii) there is no action, suit or proceeding pending or, to the Knowledge of Sellers, including without limitation those individuals directly responsible for the handling and maintenance of the Patents and Trademarks, threatened against Sellers and its Affiliates with respect thereto.

     (k) Except as set forth on Schedule 3.16(k), the Technology and Know-How comprise all technology, trade secrets, and know-how which are necessary for the conduct of the Business as currently conducted by Sellers and their Affiliates.


Section 3.17   Labor and Employment Matters

Except  as disclosed on Schedule 3.17, with respect  to  the
Business: (i) there is no collective bargaining agreement or relationship with any labor organization to which the Business is a party or is otherwise bound; (ii) to the
Knowledge of Sellers, no executive or manager of the Business is a party to any confidentiality, non-competition, proprietary rights or other such agreement between such employee and any other Person besides the Business that would be material to the performance of such employee's employment duties, or the ability of the Business to conduct its business in the ordinary course; (iii) no labor organization or group of employees has filed any representation petition or made any written or oral demand for recognition; (iv) to the Knowledge of Sellers, no union organizing or decertification efforts are underway or threatened and no other question concerning representation exists; (v) no labor strike, work stoppage, slowdown, or other material labor dispute has occurred within the past [five] years, and none is underway or, to the knowledge of Sellers, threatened; (vi) there is no workman's compensation liability, experience or matter that could have a Material Adverse Effect; (vii) there is no employment-related charge, complaint, grievance, investigation, inquiry or obligation of any kind, pending or, to the knowledge of Sellers', threatened in any forum, relating to an alleged violation or breach by the Business (or its officers or directors) of any law, regulation or contract; (viii) to the knowledge of Seller no employee or agent of Sellers or the Business has committed any act or omission giving rise to liability for any violation or breach identified in subsection (vii) above; (ix) no Active Employee has rights under an unfunded SERP or benefits under a life insurance policy funded by Sellers; (x) no Active Employee will become vested in any rights or benefits as a result of the transfer of the Business to Buyers; and (xi) the operation of the Business is in material compliance with all applicable health and safety laws and regulations.

With respect to this transaction, any notice required under any law or collective bargaining agreement has been given, or will be given prior to Closing, and all bargaining obligations with any employee representative have been, or prior to the Closing will be, satisfied. Within the past five years, Sellers have not implemented any plant closing or mass layoff of employees as those terms are defined in the Worker Adjustment and Retraining Notification Act of 1988, as amended, or any similar foreign, state or local law, regulation or ordinance.


Section 3.18   Inventories

Except as set forth on Schedule 3.18(i), the Inventories included in the Purchased Assets consist of items of a quality and quantity currently useable and saleable in the ordinary course of business consistent with past practice.
Schedule 3.18(ii) lists the manufacturing, warehousing, distribution and consignee locations where inventory is located.


Section 3.19   Products Registrations

Except as set forth in Schedule 3.19, the Product Registrations are valid and in full force and effect and represent all of the Product Registrations used in the Business or necessary to conduct the Business except for such Product Registrations which are in the aggregate immaterial to the Business. Sellers have complied with their obligations under the Product Registrations and with all Applicable Laws in all material respects. Except as set forth on Schedule 3.19, there is no pending governmental or third party proceeding nor, to Seller's knowledge, is any such proceeding threatened or reasonably anticipated, except in each case for such as would be immaterial to the Business.


Section 3.20   Environmental Compliance

Except as set forth in Schedule 3.20 (i) the operations of the Business and the Purchased Assets have complied and are in compliance with Environmental Laws; except for such instances of non-compliance which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect (ii) there is no pending or, to the Knowledge of Sellers, threatened civil or criminal litigation or suit, action, claim, enforcement, proceeding or investigation by any Person, including any Governmental Authority, or written notice of violation of, or formal administrative proceeding relating to, any existing Environmental Laws involving the Business or the Purchased Assets (iii) neither Sellers, nor their Affiliates has, with respect to the Business or the Purchased Assets, treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, or released any substance, or owned or operated the Business or any other property or facility (and no such property or facility is contaminated by any such substance) in a manner that has given or would give rise to any liabilities or investigatory, corrective or remedial obligations pursuant to Environmental Laws and (iv) Sellers have furnished to Buyer all environmental audits, reports and other material environmental documents relating to the Business or the Purchased Assets which are in its possession or under its reasonable control.


Section 3.21   Finders' Fees

There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Sellers who might be entitled to any fee or commission from Sellers or any of their Affiliates upon consummation of the transactions contemplated by this Agreement and Sellers will indemnify Buyers and hold them harmless from and against any liabilities to any such investment banker, broker, finder or other intermediary retained by or authorized to act on behalf of Sellers.


                          ARTICLE 4
          REPRESENTATIONS AND WARRANTIES OF BUYERS

Buyers hereby, jointly and severally, represent and warrant to Sellers that:


Section 4.1 Corporation Existence and Power

Buyers are a corporation or general partnership (as designated in the first paragraph of this Agreement) duly incorporated, validly existing and in good standing under the laws of its jurisdiction of organization. Buyers have all corporate or partnership powers (as appropriate) and all material governmental licenses, authorizations, consents and approvals required (i) to carry on their business as now conducted and as conducted on the Closing Date and (ii) to enter into this Agreement the Other Purchase Agreements to which they are a party and the Ancillary Agreements to which they are a party and (iii) to consummate the transactions contemplated hereunder and thereunder.


Section 4.2 Corporate Authorization

The execution, delivery and performance by Buyers of this Agreement, and the Ancillary Agreements to which they are a party and the consummation by Buyers to the transactions contemplated hereby and thereby are within the corporate or partnership powers (as appropriate) of Buyers and have been duly authorized by all necessary corporate action on the part of Buyers. Each of this Agreement, and the Ancillary Agreements to which Buyers are a party constitutes a valid and binding agreement of Buyers, enforceable against Buyers in accordance with their terms, except as may be limited by bankruptcy, insolvency or similar laws affecting the rights of creditors generally and by the application of equitable principles.


Section 4.3 Governmental Authorization

The execution, delivery and performance by Buyers and their Affiliates of this Agreement require no action by or in respect to, or filing with, any governmental body, agency, official or authority other than compliance with any applicable requirements of the HSR Act, the other Competition Laws and other requirements, all as listed on
Schedule 3.3.


Section 4.4    Non-Contravention

The execution, delivery and performance by Buyers of this Agreement, the Other Purchase Agreements to which they are a party and the Ancillary Agreements to which they are a party do not and will not (i) contravene or conflict with the certificate of incorporation or bylaws (or similar organization documents) of Buyers; or (ii) assuming compliance with the matters referred to in Section 4.3, contravene or conflict with any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to Buyers.


Section 4.5 Advisory Fees

Except for the retention of Bear Stearns & Co., and Donaldson, Lufkin and Jenrette the fees and expenses with respect to which will be paid by Buyers, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Buyers who might be entitled to any fee or commission from Buyers or any of their Affiliates upon consummation of the transactions contemplated by this Agreement and Buyers will indemnify Sellers and hold them harmless from and against any liability to any such investment banker, broker, finder or other intermediary retained by or authorized to act on behalf of Buyers.


Section 4.6  Financing

As of the date of execution of this Agreement, Buyers have received and furnished a copy to Sellers of a commitment letter signed by First Union Bank, in form attached as
Schedule 4.6, to provide for the financing of $225 Million of Purchase Price (the "Commitment Letter"), along with a letter from the Treasurer of Alpharma Inc. certifying that the Sellers have at least $100 Million in unused borrowing capacity under existing lines of credit. The Commitment Letter is in full force and effect. At Closing, Buyers shall have sufficient funds to pay the Purchase Price.


                          ARTICLE 5
                    COVENANTS OF SELLERS


Section 5.1 Conduct of the Business

From the date hereof until the Closing Date, Sellers shall conduct the Business in the ordinary course consistent with past practice, use their diligent efforts to preserve intact the Business and relationships with third parties and, taking into account the effects of this Agreement and the transactions contemplated hereby, keep available the services of the present employees of the Business in light of the present circumstances and without requiring Sellers to pay stay bonuses to such employees in more than an aggregate amount of $2,385,858.40. Without limiting the generality of the foregoing, from the date hereof until the Closing Date, Sellers will not, without the consent of Buyers, which consent shall not be unreasonably withheld or delayed (A) sell, lease, license or otherwise dispose of any Purchased Asset other than sales of inventory in the ordinary  course  of  business,  (B)  make  any  significant capital improvements, except (i) pursuant to existing contracts or commitments (ii) in the ordinary course consistent with past practice, (C) other than the implementation of scheduled merit or step-rate wage increases, increase or decrease the rates of pay or fringe benefits of the employees of the Business, (D) bid upon or enter into any contract or commitment or engage in any transaction not in the usual and ordinary course of the Business consistent with its past practices including without limitation any price discounts, extended payment terms or other business methods having the effect of abnormally increasing distributor or customer inventories or requiring Buyers to deliver Products at a price which is less than that paid by the customer at any time between the date hereof and the Closing (E) enter into any leases of capital equipment not consistent with past practices, (F) create any indebtedness or obligation which would be or could reasonably become a lien or encumbrance on the Purchase Assets, (G) do any acts or omit to do any acts or permit any acts or omissions to act, which will cause a breach of any Material Contract, or other material obligation related to the Business, (H) fail to keep in effect and undiminished any insurance now in effect, (I) settle or agree to settle, any significant claim, action, suit, proceeding or investigation involving the Business or to waive any material right with respect thereto in a manner that adversely affects the Business (J) fail to maintain the tangible Purchased Assets in substantially the same condition as existing on this date, ordinary wear and tear excepted, (K) amend, extend, or terminate any Material
Contract, (L) hire any new employees-other than as replacements for terminated employees-for the Business without the consent of Buyer, and (M) take or agree or commit to take any action that would make any representation and warranty of Sellers hereunder inaccurate in any material respect at, or as of any time prior to, the Closing Date.


Section 5.2         Access to Information

Except as prohibited by any Applicable Law, from the date hereof until the Closing Date, Sellers, subject to Applicable Laws, will continue to furnish to Buyers and its authorized representatives such financial and operating data and other information relating to the Business as Buyers may reasonably request and Buyers shall have reasonable access to the facilities and non-union employees of the Business during normal business hours upon reasonable prior notice; provided that (i) Buyers shall not interfere unreasonably with the conduct of the Business and (ii) all persons receiving such information shall have agreed in writing to abide by the provisions of Section 7.2(a).


Section 5.3  Notices of Certain Events

Sellers shall promptly notify Buyers of:

          (i) any notice or other communication from any person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

          (ii) any material notice or other communication from any governmental or regulatory agency or authority in connection with the Business or the transactions contemplated by this Agreement;

          (iii) any actions, suits, claims, investigations or proceedings commenced or, to the knowledge of Sellers threatened against, relating to or involving or otherwise affecting Sellers or the Business that, if pending on the date of this Agreement would have been required to have been disclosed pursuant to Section 3.12 or that relate to the consummation of the transactions contemplated by this Agreement; and,

          (iv) any breach of this Agreement


Section 5.4    Real Estate

Sellers shall use their reasonable best efforts to assist Buyers in obtaining the Title Commitments, Title Policies and Surveys in form and substance as set forth in Section
10.2 of this Agreement, within the time periods set forth therein, including, without limitation, removing from title any liens or encumbrances which are not Permitted Liens. Sellers shall provide the Title Company with any affidavit, indemnity or other assurances requested by the Title Company to issue the Title Policies.


Section 5.5 Cooperation in Financings

Sellers agree to cooperate with, and provide reasonable assistance to, Buyers (at Buyers' expense) in connection with any sale or distribution of securities (whether registered or otherwise) made by Buyers or any of their
Affiliates in connection with the consummation of the transactions contemplated hereby, including, without limitation; (i) making available on a timely basis such information of Sellers as may reasonably be required in connection with any such sale or distribution; (ii) obtaining "cold comfort" letters and updates thereof from Sellers' independent certified public accountants' , with such letters to be in customary form and to cover matters of the type customarily covered by accountants in such transactions; (iii) making available representatives of Sellers and their accountants in connection with any such sale or distribution, including for purposes of due diligence related thereto, and (iv) an opinion of counsel to the effect that this Agreement has been duly authorized an executed by Sellers and is a binding obligation upon Sellers. It is understood and agreed that this Agreement shall not create responsibility or any liability of Sellers for the success (or failure) of Buyers' financing efforts under any circumstances.


Section 5.6 DuCoa LP Manufacturing and Other Agreements

Sellers agree to use all reasonable efforts to secure the execution by DuCoa LP ("DuCoa") of the following agreements, all of which are designed to insure that current manufacture of certain Products can continue in the event that DuCoa becomes financially incapable of doing so, such agreements are the Amendment No. 1 to the Contract Manufacturing Agreement, Lease Agreement, License Agreement, Sublease Agreement, Intercreditor Agreement and Security Agreement ; all as relating to the manufacturing actually carried on at DuCoa's facilities located at Chattanooga, Tennessee and Highland, Illinois.


                          ARTICLE 6
                     COVENANTS OF BUYERS


Section 6.1 Access

Buyers agree that on and after the Closing Date, Buyers will afford promptly to Sellers and their agents reasonable access (including the right to make copies, as appropriate) at reasonable times during normal business hours and on reasonable notice to the Business properties, books and records transferred to Buyers by Sellers, and Buyer's employees and auditors, to the extent necessary to permit Sellers to determine any matter relating to their rights and obligations hereunder or to any period ending on or before the Closing Date; provided that any such access by Sellers shall not unreasonably interfere with the conduct of the business of Buyers; and provided further that Buyers shall cause any documents that have an attorney-client privilege to be treated in such a way as to maintain, to the extent reasonably practicable, such attorney-client privilege. Sellers will hold, and use their diligent efforts to cause their officers, directors, employees, accountants, counsel, consultants, advisors and agents to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law (in which case Sellers shall promptly notify Buyers of such judicial or administrative process and cooperate with Buyers, at Buyers' sole cost, in Buyers' attempt to obtain protective orders or other available relief), all confidential documents and information concerning the Business provided to it pursuant to this Section 6.1.


Section 6.2 Transfer of the Products

Following Closing, Buyers and their Affiliates shall use their best efforts and Sellers shall reasonably cooperate, to obtain, at Buyer's expense, as expeditiously as possible such material governmental approvals and registrations from the competent regulatory authorities, as may be necessary to enable Buyers or Buyer's designee to market, promote and sell the Products. It is understood that Buyers shall use their best efforts to obtain the balance of such approvals within nine (9) months after the Closing.


Section 6.3 Notices of Certain Events

Buyers shall promptly notify Sellers of:

          (i) any notice or other communication from any person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

          (ii) any material notice or other communication from any governmental or regulatory agency or authority in connection with the Business or the transactions contemplated by this Agreement;


          (iii) any actions, suits, claims, investigations or proceedings commenced or, to the knowledge of Buyers, threatened against, relating to or involving or otherwise affecting Buyers or the Business that, if pending on the date of this Agreement, relate to the consummation of the transactions contemplated by this Agreement; and,

          (iv) any breach of this Agreement


Section 6.4 Labeling

Following Closing, Buyers and their Affiliates shall, at their own expense and as expeditiously as possible, use all reasonable efforts to create Buyers' own labeling of the Products and to obtain such regulatory approvals as may be necessary therefore. Buyers' labeling shall not contain any references to Sellers or Sellers' Affiliates. Following regulatory approval, Buyers shall implement Buyer's labeling on all packaging materials, promotional materials and all advertising, provided however that Buyers may use Sellers' labeling on the Inventory existing as of the Closing for a period not to exceed the 6 (six) months after regulatory approval of Buyers' labels. Subject to applicable laws and regulations, Buyers and their Affiliates may use the Sellers' labeling on the Inventory only in connection with clearly identifying Buyers and their Affiliates as the responsible person for commercializing the Products in a way which is customary in the industry and which is to be approved in advance by Sellers.


Section 6.5  Financing

Buyers agree to use their best efforts to complete the financing referred to in Section 4.6 or alternate financing fully satisfactory for Buyers to perform their commitments under Section 2.8. Without limitation, in the case of a financing referred to in Section 4.6, Buyers agree to use their best efforts (i) to perform all of Buyers' obligations under the Commitment Letter, (ii) to take all actions necessary to cause the conditions of the Commitment Letter to be satisfied and (iii) not to amend or waive any provision of the Commitment Letter in any manner which would adversely affect the consummation of this transaction without the prior written consent of Sellers.


                          ARTICLE 7
               COVENANTS OF BUYERS AND SELLERS


Section 7.1 Disclosure Schedules and Exhibits

Notwithstanding any other provision herein to the contrary, Sellers and Buyers agree that:

          (i) Sellers shall deliver to Buyers concurrently herewith, a complete set of the Schedules referred to herein which shall be attached to this Agreement and deemed to be the Schedules referred to herein;

          (ii) the representations and warranties made herein by Sellers on the date hereof except for the representations and warranties set forth in Sections 3.1, 3.2 and 3.4, are qualified to the extent set forth in the first paragraph of
               Article 3 by the Schedules to be delivered by Sellers as contemplated by subsection (i) above; and,

          (iii)        the   Ancillary   Agreements,   shall
               concurrently herewith be attached hereto as Schedules to this Agreement .


Section 7.2  Confidentiality

     (a) Buyers agree that prior to the Closing Date and after any termination of this Agreement, Buyers and their Affiliates will hold, and will use their diligent efforts to cause their respective officers, directors, employees, accountants, counsel, consultants, advisors and agents to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law (in which case Buyers shall promptly notify Sellers of such judicial or administrative process and cooperate with Sellers, at Sellers' sole cost, in Sellers' attempt to obtain protective orders or other available relief), all confidential documents and information concerning the Business or Sellers or their Affiliates furnished to Buyers or their Affiliates in connection with the transactions contemplated by this Agreement, except to the extent that such information can be shown by written records to have been (i) previously known on a nonconfidential basis by Buyers other than from Sellers or their Affiliates, (ii) in the public domain through no fault of Buyers or anyone to whom Buyers disclosed the information or (iii) later lawfully acquired by Buyers from sources other than Sellers or their Affiliates; provided that Buyers may disclose such information to their officers, directors, employees, accountants, counsel, consultants, advisors and agents in connection with the transactions contemplated by this Agreement so long as such persons have a need to know and are informed by Buyers of the confidential nature of such information and agree to treat such information confidentially. The obligation of Buyers and their Affiliates to hold any such information in confidence shall be satisfied if they exercise the same care with respect to such information as they would take to preserve the confidentiality of their own similar information. If this Agreement is terminated, Buyers and their Affiliates will, and will use their diligent efforts to cause their respective officers, directors, employees, accountants, counsel, consultants, advisors and agents to, destroy or deliver to Sellers, upon request, all documents and other materials, and all copies thereof, obtained by Buyers or their Affiliates or on their behalf from Sellers or their Affiliates in connection with this Agreement that are subject to such confidential treatment.

     (b) Sellers agree that on or after the Closing Date, Sellers and their Affiliates will hold, and will use their diligent efforts to cause their respective officers, directors, employees, accountants, counsel, consultants, advisors and agents to hold in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law (in which case
          Sellers shall promptly notify Buyers of such judicial or administrative process and cooperate with Buyers, at Buyer's sole cost, in Buyer's attempt to obtain protective orders or other available relief), all confidential documents and information concerning the Business and transferred at Closing to Buyers or their Affiliates in connection with the transactions contemplated by this Agreement, except to the extent that such information can be shown by written records to have been (i) previously known on a non-confidential basis by Sellers other than from Buyers or their Affiliates, (ii) in the public domain through no fault of Sellers, (iii) later lawfully acquired by Sellers from independent sources or (iv) as otherwise provided in any Ancillary Agreement. The obligation of Sellers and their Affiliates to hold any such information in confidence shall be satisfied if they exercise the same care with respect to such information as they would take to preserve the confidentiality of their own similar information.


Section 7.3 Diligent Efforts; Further Assurances; ISRA
Compliance

     (a) Subject to the terms and conditions of this Agreement, both before and after the Closing, each party will use its diligent efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under Applicable Laws to consummate the transactions contemplated by this Agreement whether at or after the Closing. Sellers and Buyers each agree to execute and deliver such other documents, certificates, agreements and other writings and to diligently take such other actions as may be necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Agreement.

     (b) If any objections under any Competition Law are asserted with respect to the transactions contemplated hereby, or if any suit is instituted by any Governmental Authority challenging any of the transactions contemplated hereby as violative of any Competition Law, Buyers and Buyer's Affiliates shall use their best efforts to resolve such objections in order to permit consummation of the transactions contemplated by this Agreement.

     (c) Both before and after the Closing, RVI shall, acting diligently and in good faith, take all actions necessary, at RVI's sole cost and expense, to achieve compliance with the New Jersey Industrial Site Recovery Act with respect to the
          Wrightstown,   New Jersey facility (including  any
          investigation or remediation required for purposes of such compliance after the Closing, whether in connection with a Remediation Agreement or otherwise) and shall present Buyers with written approval from all appropriate Governmental Authorities with respect to completion of such compliance (including without limitation such post-Closing investigation or remediation). Sellers shall take all such actions in a manner which does not interfere with Buyers' conduct of the Business at such facility, shall keep Buyers reasonably appraised of the progress of such actions, and shall obtain Buyers' approval (not to be unreasonably withheld or delayed) with respect to any material decisions, governmental filings, or actions relating to such compliance.


Section 7.4 Certain Filings

Sellers and Buyers shall use their reasonable efforts to cooperate with one another (a) in determining whether any action by or in respect of, or filing with, any Governmental Authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement and (b) in taking such actions or making any such filings, furnishing information required in connection therewith and seeking timely to obtain any such actions, consents, approvals or waivers.


Section 7.5 Public Announcements

Neither Buyers nor Sellers shall issue any notice, press release or similar communication concerning this Agreement or the transactions contemplated hereby except (a) in connection with the financing referred to in Section 4.6 hereof or any alternate financing (b) with the prior written approval of the other party (not to be unreasonably withheld or delayed) or (c) to the extent required by Applicable Law or any listing agreement with any national securities exchange (but in either case only after using reasonable efforts to review such communication with each other party).


Section 7.6 Assignment of Patents and Trademarks

At Closing, Buyers and Sellers shall execute a general, worldwide Deed of Assignment in the form attached hereto as Exhibit C. Following the Closing, Buyers shall use all reasonable efforts to record, as expeditiously as possible, the transfer of the Patents and Trademarks with the competent authorities in each applicable territory. Buyers shall prepare and Sellers and their Affiliates shall execute such documents as Buyers may reasonably request in order to assign the Patents and Trademarks and record the assignment of the Patents and Trademarks in each applicable territory. The responsibility and expense of preparing and filing such documents and any actions required ancillary thereto, shall be borne by Buyers. Until assignment and recordation of all legal right, title and interest in the Patents and
Trademarks in Buyers' name, or that of its designees, has been effectuated in each territory, Sellers and their Affiliates agree to cooperate fully with Buyers, at the discretion and expense of Buyers, in protecting such rights, by way of example but not limitation: maintaining the Patents and Trademarks; protecting the Trademarks against hostile attack in the nature of cancellation and opposition proceedings; and in defending against infringement or attempts to register confusingly similar marks by third parties. After such assignment and recordation of legal right, title and interest is effectuated, Sellers and their Affiliates will reasonably cooperate with Buyers, after the Closing, at the discretion and expense of Buyers, in such protection when it is necessary to refer to intellectual property rights formerly owned by Sellers and its
Affiliates. Notwithstanding anything contained elsewhere herein, Buyers shall hold Sellers and their Affiliates harmless from and against any loss or damage, including but not limited to fees, penalties, fines or third party claims, due to Buyers' failure to record any assignment of any such Patents and Trademarks pursuant to this Article, except if such loss or damage is due to the conduct of Sellers and/or their Affiliates.

Sellers  and  their  Affiliates  will  take  all  reasonable actions in connection with all Patent and Trademark maintenance and renewals falling due in the year 2000 prior to the Closing. Sellers will pay the renewal and maintenance fees for any Patent and Trademark renewals initiated by Sellers prior to the Closing. All other renewals  and  maintenance fees as well  as  the  costs  and expenses of defending the Patents and Trademarks against infringements by third parties (subject to Section 11.2 hereof) occurring after the Closing Date shall be paid by Buyers. On and after the Closing, neither Sellers nor any of their Affiliates shall utilize any of the Patents and Trademarks set forth in Schedules 2.1.1 and 2.1.2 except as contemplated under the Transition Services Agreements


Section 7.7 Assignment of the Product Registrations

Following  the  Closing,  Buyers shall  use  all  reasonable efforts to record, as expeditiously as possible, the transfer of the Registrations with the competent authorities in each applicable territory, except where such assignment may be prohibited by law and Sellers and their Affiliates shall reasonably cooperate with such efforts. At or following Closing, Buyers shall prepare and Sellers and their Affiliates shall execute such documents as Buyers may reasonably request in order to record the assignment of the Registrations. The responsibility and expense of preparing and filing such documents and any actions required ancillary thereto, shall be borne by Buyers. Notwithstanding anything contained elsewhere herein, Buyers shall hold Sellers and their Affiliates harmless from and against any loss or damage, including but not limited to fees, penalties, fines or third party claims, due to Buyer's failure to record any assignment of any such Registrations pursuant to this Article, except if such loss or damage is due to the conduct of Sellers or their Affiliates.

Sellers will pay the user fees for the Registrations accruing prior to Closing. Any such fees occurring after the Closing Date shall be paid by Buyers.


Section 7.8 Returns

Notwithstanding any other provision herein to the contrary, Sellers and Buyers agree that, for a period of six (6) months after the Closing Date Sellers, or their Affiliates, shall reimburse Buyers, or their Affiliates, for refunds (and the documented reasonable costs and expenses associated therewith) made with respect to Product which was sold by Sellers prior to the Closing Date, but returned to Buyers on or after the Closing Date pursuant to Sellers' return policy or as permitted by applicable laws relating to defective or non-conforming goods and during such six (6) month period Buyers shall be responsible for all other Product returns and the costs and expenses associated therewith.


Section 7.9 Litigation

  Sellers and Buyers agree to notify each other of any action, suit, investigation or proceeding pending, or to the knowledge of Buyers or Sellers threatened or affecting, Buyer or Seller before any court or arbitrator or any governmental body, agency or official which in any manner challenges or seeks to prevent, enjoin, after or materially delay the transactions contemplated hereby


                          ARTICLE 8
                         TAX MATTERS


Section 8.1 Tax Definitions

The following terms, as used herein, have the following meanings:

"Code" means the Internal Revenue Code of 1986, as amended;

"Post-Closing Tax Period" means any Tax period (or portion thereof) ending after the Closing Date.

"Pre-Closing Tax Period" means any Tax period (or portion thereof) ending on or before the close of business on the Closing Date.

"Tax" or "Taxes" means any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, franchise, capital, paid-up capital, profits, value added, green mail, license, withholding, payroll, employment and unemployment disability, social security (or similar), excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty, VAT or other tax, transfer, registration, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any governmental authority (domestic or foreign) responsible for the imposition of any such tax ("Taxing Authority").

"Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.


Section 8.2 Tax Matters

     (a) Sellers hereby represent and warrant to Buyers that the Purchased Assets shall be free and clear of any and all Liens for Taxes with respect to the Pre-Closing Tax Period other than Permitted Liens for Taxes not yet due and payable and any Taxes for the Pre-Closing Tax Period which are or become assessable and not paid prior to the Closing shall be paid by the Sellers.

     (b) The Sellers have withheld and timely paid all taxes they reasonably believe were required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party related to the Business.

     (d) The Sellers have filed all tax returns that they reasonably believe were required to be filed which relate to or include the Business. All such Tax Returns were correct and complete in all material respects and all taxes shown on such Tax Returns have been paid.


Section 8.3 Tax Cooperation; Allocation of Taxes

     (a) Buyers and Sellers agree to furnish or cause to be furnished to each other, upon request, as promptly as practicable, such information and assistance relating to the Purchased Assets and the Business as is reasonably necessary for the filing of all returns, and making of any election related to Taxes (other than an election under Section 338(h)(10) of the Code), the preparation for any audit by any Taxing Authority, and the prosecution or defense of any claim, suit or proceeding relating to any Tax Return. Buyers and Sellers agree to retain or cause to be retained all books and records pertinent to the Business for at least 10 years or until the applicable period for assessment under Applicable Law has expired (giving effect to any and all extensions or waivers) and to abide by or cause the abidance with all record retention agreements entered into with any Taxing Authority. After the Closing, Buyers will give Sellers reasonable notice prior to transferring, discarding or destroying any books or records relating to Tax matters and, if the Sellers so request, Buyers will allow Sellers to take possession of such books and records. Sellers and Buyers shall cooperate with each other in the conduct of any audit or other proceeding related to Taxes involving the Business and each shall execute and deliver such documents as are necessary to carry out the intent of this paragraph (a) of Section 8.3.

     (b) All real property Taxes, personal property Taxes and similar ad valorem obligations levied with respect to the Purchased Assets for a taxable period which includes (but does not end on) the Closing Date (collectively, the "Apportioned Obligations") shall be apportioned between Sellers and Buyers as of the Closing Date based on the number of days of such taxable period included in the Pre-Closing Tax Period and the number of days of such taxable period included in the Post-Closing Period. Sellers shall be liable for the proportionate amount of such Taxes that is attributable to the Pre-Closing Tax Period, and Buyers shall be liable for the proportionate amount of such Taxes that is attributable to the Post-Closing Tax Period. At the Closing, Sellers and Buyers shall present statements to each other setting forth the amount of reimbursement to which each is entitled under this Section 8.3(b)
          together with such supporting evidence as is reasonably necessary to calculate the proration amount. The proration amount shall be paid by the party owing it to the other at the Closing.
          Thereafter, Sellers shall notify Buyers upon receipt of any bill for real or personal property taxes relating to the Purchased Assets, part or all of which are attributable to the Post-Closing Tax Period, and shall promptly deliver such bill to Buyers who shall pay the same to the appropriate Taxing Authority. In the event that either Sellers on the one hand or Buyers on the other hand shall thereafter make a payment for which it is entitled to reimbursement under this
          Section 8.3(b), the other party shall make such reimbursement promptly but in no event later than thirty (30) days after the presentation of a statement setting forth the amount of reimbursement to which the presenting party is entitled along with supporting evidence as is reasonably necessary to calculate the amount of reimbursement. Any payment required under this Section and not made within 10 days of receipt of the statement shall bear interest at LIBOR from the date such payment was due through the date such payment is made.

     (c) Subject to Section 8.3(d), any transfer, documentary, sales, use or other Taxes assessed upon or with respect to the transfer of the Purchased Assets to Buyers and any recording or filing fees with respect thereto shall be borne by Buyers.

     (d) Any value added tax (or equivalent tax) to which Buyers are entitled to claim a credit shall be borne one hundred percent (100%) by Buyers.


                          ARTICLE 9
                      EMPLOYEE BENEFITS


Section 9.1 Employees and Offers of Employment

     (a) Prior to Closing and effective on the Closing Date, Buyers or an Affiliate of Buyers will offer employment to substantially all Active Employees (as defined below); Buyers shall give Sellers a list of those Active Employees who will and will not receive job offers. Buyers shall inform Sellers if any such employment offers will only be for a transition period of one year or less as well as give Sellers the dates for which Buyers shall need such employees. Sellers shall keep such employees on Sellers' payroll and sever them at the end of such identified transition period in which case such employees will not be Transferred Employees, as defined below, and such services shall be covered as part of a Transition Services Agreement between Sellers and Buyers. Such employment offers shall be at base pay equivalent to or greater in value to that which said employee has with Sellers immediately preceding the Closing Date and, shall be for employment at a location that requires a commute from the employee's residence of no more than fifty (50) miles greater than said employees commute to the location at which such employee was located while employed by Sellers on the Closing Date ("Same Geographic Location") unless Buyers otherwise notify Sellers in writing. Any employee who accepts such offer is a "Transferred Employee". Except for the obligations to the Sellers as set forth in Section 9.1(b) hereof, Buyers shall have no obligation with respect to any employee of Sellers who does not accept an offer of employment from Buyers.
          For purposes of this Article 9, the term "Active Employee" shall mean any person who, on the Closing Date, is actively employed by Sellers in connection with the Business and is designated as a "direct" employee in the list of employees given by Sellers to Buyers including any Active Employee who is on short term disability leave, authorized leave of absence for reasons other than disability, or military service as of the Closing Date (such inactive employees may be offered employment by Buyers as of the date they return to active employment), but shall exclude all employees of the VFA centers at Village Neuf, France and Nutley, New Jersey and any other inactive or former employee including any Person who has been on long-term disability leave or unauthorized leave of absence or who has terminated his or her employment or retired on or before the Closing Date. From and after the Closing, Buyers shall be liable for and provide the Transferred Employees with benefit arrangements and conditions of employment no less favorable than those provided to similarly situated employees of Buyers, except as varied by this Article 9. Buyers agree to grant to Transferred Employees prior service credit for all purposes, other than benefit accrual, under Buyers' employee benefit plans including Buyers' Retirement Plan and Buyers' Savings Plan. Prior service will include all service recognized by Seller as of the Closing Date. Buyers are responsible for the selection of the Active Employees and shall indemnify and hold harmless Sellers from and against any damages, claims, costs, liabilities, or expenses (including reasonable attorneys fees) arising from the employees selection decision.

     (b) In the event Buyers terminate the employment of any Transferred Employee after such employee has begun working for the Buyers, Buyers shall pay severance to such Transferred Employee in accordance with Buyers' severance plan in effect at the time of such termination. However, in the event a non-union Transferred Employee is terminated by Buyers within one year of the Closing Date, other than for disciplinary reasons, Buyers agree to pay severance benefits to such Transferred Employees equal to the severance benefits set forth on Schedule 9.1(b), which are equal to what Sellers have agreed to pay employees terminated as a result of this transaction. This shall include severance pay, outplacement and three free months COBRA medical including prescription. Sellers shall reimburse Buyers eight weeks' base pay for each employee so terminated. If Sellers are obligated by operation of law to pay severance to Transferred Employees, Buyers shall not be required to pay the severance required by the preceding sentence, but shall reimburse Sellers an amount equal to two weeks' base pay for each such employee terminated by Buyers multiplied by the employee's full years of service with Sellers. For those Active Employees entitled to severance from Sellers because they do not get a job offer from Buyers, or because the job offer is not at the same base pay or in the Same Geographic Location or because their services will be covered under the Transition Services Agreement pursuant to Section 9.1 Sellers shall pay the required severance and Buyers shall reimburse Sellers an amount equal to two weeks' base pay for each such employee multiplied by the employee's full years of service with Sellers. Sellers shall be liable for any severance payments in excess of the severance benefit set forth on
          Schedule 9.1(b) to the extent such payments are based upon or required by a commitment of Sellers or Sellers course of conduct prior to the Closing. After the Closing Date, Buyers will have sole responsibility for any obligations or liabilities to Transferred Employees that arise from events occurring after the Closing Date at all locations under the Worker Adjustment and Retraining Notification Act ("WARN") or other similar statute or regulations of any jurisdiction relating to any plant closing or mass layoff. Sellers shall not be liable for any increase in severance payment for a Transferred Employee caused by Buyer's failure to comply with law or to conduct a fair dismissal.


Section 9.2 Sellers' Employee Benefit Plans

     (a) Sellers or their designated Affiliates shall retain all liabilities and obligations in respect of benefits accrued on or prior to the Closing Date by Active Employees under any employee plans and benefit arrangements. Sellers shall be liable for all employer contributions to be made to the employee plans on behalf of Transferred Employees with respect to benefits accrued prior to the Closing Date. Neither Buyers nor any of their Affiliates shall have any liability with respect to Sellers' employee plans and benefit arrangements. No assets of any employee plan or benefit arrangement shall be transferred to Buyers or any of their Affiliates or to any plan of Buyers or any of their Affiliates.

     (b) With respect to all Active Employees (including any beneficiary or dependent thereof), Sellers shall retain responsibility under any group life, accident, medical, prescription drug, dental or disability plan or similar arrangement (whether or not insured) for any claims incurred on or prior to the Closing Date (provided such claims are filed within the normal filing deadline for such plans; if such claims are not timely filed, Buyers are not assuming such claims and is in no way liable for those claims either directly or through the Buyer's' medical plans) and Buyers agree that any claims incurred after the Closing Date, with respect to any Transferred Employee under any group life, accident, medical, prescription drug, dental or disability plan or similar arrangement maintained by Buyers or its Affiliates shall be the responsibility of Buyers. Except as set forth below, a claim under this Section 9.2(b) is deemed to have been incurred when services relating to the condition that is the subject of the claim were performed. In the case of an Active Employee who is hospitalized or on short term disability on the Closing Date, all claims relating to such hospitalization (including, without limitation, hospital charges and physician fees) or short term disability shall be deemed to be claims arising on or before the Closing Date. With respect to any benefit arrangements covering medical expenses, Sellers shall be responsible for all claims (whether or not reported) and expenses arising during the period prior to and ending on the Closing Date.


Section 9.3 Buyers' Benefit Plans

     (a) Buyers maintain a qualified defined benefit pension plan ("Buyers' Retirement Plan"). Effective as of the Closing Date, all United States based Transferred Employees shall be eligible to participate in Buyers' Retirement Plan in accordance with its terms, except that service shall be recognized as set forth in Section 9.1(a) hereof.

     (b) Buyers maintain the welfare benefit plans set forth on Schedule 9.3(b) ("Buyers' Welfare Plans") for active, nonunion employees. As of the Closing Date, all nonunion Transferred Employees shall be eligible to participate in Buyers' Welfare Plans in accordance with the terms of such plans and union Transferred Employees may participate pursuant to the terms of the applicable collective bargaining agreement. No pre-existing condition limitations will apply to the Transferred Employees under Buyers' medical plan. To the extent that Buyers have evidence of Transferred Employees payments under Sellers' medical plans, Buyers shall honor any deductibles and out-of-pocket expenses incurred by such Transferred Employees and their beneficiaries under Sellers' medical, dental or health plans during the portion of the calendar year which includes the Closing Date and these shall count for purposes of satisfying applicable coinsurance, maximum out-of-pocket provisions of Buyers' medical, dental and health plans. Sellers and Buyers shall agree on a mechanism by which Buyers will receive required evidence of these amounts.

     (b) Buyers maintain a qualified defined contribution plan ("Buyers' Savings Plan"). As of the Closing Date, all Transferred Employees shall be eligible to participate in Buyers' Savings Plan in accordance with the terms of such plan. Neither Buyers nor any of their Affiliates shall assume any obligations or liabilities arising under or attributable to the Sellers' savings plan, the same to be retained or assumed by Sellers. To the extent permitted by the Code, and by Internal Revenue Service interpretations of the "same desk" rule, Buyers' Savings Plan will accept a direct rollover, within the meaning of Section 401(a)(31) of the Code, of the Transferred Employees account balance.

     (d) The post-retirement medical (including prescription) benefits for Transferred Employees who retire under the Sellers' Pension Plan shall be the responsibility of the Sellers, provided that Buyers shall provide primary medical (including prescription) coverage to such Transferred Employees (to the extent offered to Buyers' employees generally) while they are actively employed by Buyers.

     (e) Buyers shall be responsible for any legally mandated continuation of health care coverage for all Transferred Employees and/or their covered dependents who have a loss of health care coverage due to a qualifying event (as defined in Section 4980B of the Code) that occurs after the Closing Date.

     (f) From and after the Closing Date, Buyers shall honor the terms of the relocation or "sign on" award agreements entered into by Sellers that are applicable to Transferred Employees and which are set forth on Schedule 9.3(f).

     (g)  Buyers  shall  provide  vacation  entitlement   to
           Transferred Employees in accordance with Buyers' vacation policies applicable to all of its other employees, based on Transferred Employee's prior service credit and will honor for periods after the Closing, exceptions increasing the number of weeks of annual vacation that Sellers may have granted to such "Transferred Employees" to the extent set forth on Schedule 9.3(g). Sellers shall pay to Non-Union Transferred Employees the cash value of any unused vacation. Transferred Employees will begin to accrue vacation with Buyers as of the Closing Date. For those Transferred Employees covered by collective bargaining agreements, Sellers shall assume liability for all accrued unpaid vacation even though such vacation accrued before the Closing Date.


Section 9.4 Labor matters

     (a) Except as set forth below, neither Sellers nor any of Sellers' Affiliates are a party to or bound by any labor agreement or a collective bargaining agreement respecting the Transferred Employees.

     (b)  Union Represented Employees - Willow Island

          (i) Buyers agree to offer employment to Sellers' medicated feed additive production and maintenance employees located at the Willow Island, West Virginia, Plant, and agrees to recognize Local 3-499 of the Oil, Chemical and Atomic Workers Union as the collective bargaining representative of said employees and honor the terms of the existing Collective Bargaining Agreement.

          (ii) Buyers agree to offer employment to Sellers' medicated feed additive utility employees located at the Willow Island, West Virginia, Plant, and agrees to recognize Local 589, International Union of Operating Engineers as the collective bargaining representative of said employees and honor the terms of the existing Collective Bargaining Agreement.

     (c) Union Represented Employees - Hannibal, Missouri. Buyers agree to assume that Employee Agreement dated July 31, 1995 as amended as of January 31, 1998 with respect to those employees who are members of Local 887 ICWU working at Sellers' medicated feed additive facility at Hannibal, Missouri.

     (d) Buyers further agree that in the event of a breach of any of the provisions of the above-referenced labor agreements pertaining to Sellers' medicated feed additive employees by Buyers or by any person for whose actions Buyers are responsible, Buyers will indemnify and hold harmless Sellers from and against any and all losses, costs, damages, or expenses including, without limitation reasonable attorneys fees incurred by Sellers arising out of any such breach.


Section 9.5 No Third Party Beneficiaries

No provision of this Article shall create any third party beneficiary or other rights in any employee or former employee (including any beneficiary or dependent thereof) of Sellers or of any of its subsidiaries in respect of continued employment (or resumed employment) with either Buyers or the Business or any of their Affiliates and no provision of this Article 9 shall create any such rights in any such Persons in respect of any benefits that may be provided, directly or indirectly, under any employee plan or benefit arrangement or any plan or arrangement which may be established by Buyers or any of their Affiliates. No provision of this Agreement shall constitute a limitation on rights to amend, modify or terminate after the Closing Date any terms of employment or any such plans or arrangements of Buyers or any of their Affiliates, subject to Section 9.1(b) and the obligation to recognize service credit with Sellers under Buyers employee benefit plans as they may exist from time to time.


Section 9.6 Employee Benefit Plan - Non - U.S.

Separate arrangements, similar to the substantive provisions set forth above in this Article 9 (to the extent not superseded by law) will be made regarding the subjects covered in this Article 9 including offers of employment, compensation, benefits and severance (redundancy) payments to Transferred Employees employed by foreign affiliates of Sellers which shall be agreed upon by Sellers and Buyers and in conformance with applicable local laws, custom and practice. Nothing in this Agreement applicable to U.S. employees shall be binding on Buyers for purposes of the separate arrangements unless specifically agreed to by the Sellers and Buyers in such arrangements.


                         ARTICLE 10
                     CONDITIONS TO CLOSE


Section 10.1   Conditions to the Obligations of Each Party

The obligations of Buyers and Sellers to consummate the Closing are subject to the satisfaction of the following conditions:

     (a)  Any applicable waiting period under the laws listed on
          Schedule 10.1(a) hereto relating to the transactions contemplated hereby shall have expired or been terminated and any approval or consent required under such laws has been received.

     (b) No proceeding challenging this Agreement or the transactions contemplated hereby or seeking to prohibit, alter, prevent or materially delay the Closing shall have been instituted by any Person before any court, arbitrator or governmental body, agency or official and be pending.

     (c)  The  Formulation Agreements, Supply Agreement  and
          Transition Agreement, in form and substance fully acceptable to both Buyers and Sellers, have been agreed upon and executed by Buyers and Sellers (or their Affiliates, as appropriate).


Section 10.2   Conditions to Obligation of Buyers

The obligation of Buyers to consummate the Closing is subject to the satisfaction or waiver of the following further conditions.

     (a)     (i)     Sellers  shall  have performed  in  all
               material respects all of their obligations hereunder required to be performed by them at or prior to the Closing Date, and

          (iii) the representations and warranties of Sellers contained in this Agreement, , shall be true at and as of the Closing Date, as if made at and as of such date with only such exceptions as would not in the aggregate reasonably be expected to have a Material Adverse Effect.

     (b) No event shall have occurred, prior to the Closing, which materially and adversely affects the value of the Purchased Assets or Business, whether or not any such event is covered by insurance; provided however that a decrease in the Business' sales for the first quarter of the year 2000 of 15% or less or 20% or less in the second quarter of the year 2000 (when compared to the same periods in 1999) resulting substantially from the voluntary resignation of employees of the Business from and after January 1, 2000 shall not be deemed such an event as described in this Section10.2(b).

     (c) Subject to Section 2.6, Buyers shall have received all the documents required to be received pursuant to Section 2.8(b) hereof.

     (d) Buyers shall have obtained a commitment for an ALTA Owner's Title Insurance Policy 1970 Form B/1992 Form B (or other form of policy acceptable to Buyer) for each Owned Real Property and for the Leased Real Property located in Willow Island, West Virginia., Hannibal, Missouri and Van Buren, Arkansas (the "Material Leased Real Property"), issued by a title insurance company satisfactory to Buyers (the "Title Company"), together with a copy of all documents referenced therein (the "Title Commitments").

          At Closing, Buyers shall have caused the Title Company to issue title insurance policies (which may be in the form of a mark-up of a pro forma of the Title Commitments) in accordance with the Title Commitments, insuring Buyers' fee simple title to each Owned Real Property or Buyers' legal, valid, binding and enforceable leasehold interest in each Material Leased Real Property (as the case may be) as of the Closing Date (including all recorded appurtenant easements insured as a separate legal parcel) with gap coverage through the date of recording, subject only to Permitted Liens, in such amount as Buyers reasonably determine to be the value of the Real Property insured thereunder (the "Title Policies"). Each of the Title Policies shall have the creditor's rights exception deleted, and shall include an extended coverage endorsement (insuring over the general or standard exceptions) and all other endorsements reasonably requested by Buyers to the extent permitted by applicable law. Buyers shall pay all fees, costs and expenses with respect to the Title Commitments and Title Policies.

     (e) Buyers shall have obtained a survey for each Owned Real Property and Material Leased Real Property, dated no earlier than the date of this Agreement, prepared by a licensed surveyor satisfactory to Buyer, and conforming to 1997 ALTA/ACSM Minimum Detail Requirements for Urban Land Title Surveys, including Table A Items Nos. 1, 2, 3, 4, 6, 7(a), 7(b)(1), 8, 9, 10, 11 and 12, and such other standards as the Title Company and Buyers require as a condition to the removal of any survey exceptions from the Title Policies, and certified to Buyers, Buyers' lender and the Title Company, in a form satisfactory to each of such parties (the "Surveys"). The Surveys shall not disclose any encroachment from or onto any of the Real Property or any portion thereof or any other survey defect which has not been cured or insured over to Buyer's reasonable satisfaction prior to the Closing. Buyer shall pay all fees, costs and expenses with respect to the Surveys.

     (f) Sellers shall have obtained and delivered to Buyers an Estoppel certificate with respect to each of the Leases, dated no more than thirty (30) days prior to the Closing Date, from the other party to such Lease, in the form and substance satisfactory to Buyers the ("Estoppel Certificates"). Sellers shall also obtain an estoppel certificate with respect to that certain Ground Lease between Cytec Industries Inc. (Lessor) and American Cyanamid Company (Lessee) dated December 17, 1993 and assigned by American Cyanamid Company to Hoffmann-La Roche Inc. on July 19, 1995 and assigned by Hoffmann-La Roche Inc. to Roche Vitamins Inc. on January 1, 1997 and a partial assignment by Roche Vitamins Inc. to Pleasants County Development Authority, Inc. on December 31, 1998.

     (g) RVI shall have obtained, a No Further Action Letter, a Letter of Non-Applicability, a Negative Declaration Letter or a Remediation Agreement (such Agreement being in form substance reasonably satisfactory to Buyers), from the New Jersey
          Department of Environmental Protection in connection with RVI's New Jersey Industrial Site Recovery Act application for the Wrightstown, New Jersey facility.

     (h) Buyers may, in their sole discretion, waive any one or more of the conditions precedent set forth in (a) through
           (g) above for the purpose of proceeding with the Closing. Such waiver shall not have any effect on Seller's responsibilities and liabilities under the representations, warranties and agreements made hereunder.


Section 10.3   Conditions to Obligation of Sellers

The obligation of Sellers to consummate the Closing is subject to the satisfaction or waiver of the following further conditions:

     (a)       (i)   Buyers  shall  have  performed  in  all
               respects all of its obligations hereunder required to be performed by it at or prior to the Closing Date,

               (ii) the representations and warranties of Buyers contained in this Agreement and in any certificate or other writing delivered by Buyers pursuant hereto shall be true in all material respects at and as of the Closing Date, as if made at and as of such date.

     (b) Sellers shall have received all the documents required to be received pursuant to Section 2.8(a) hereof.

     (c) Sellers may, in their sole discretion, waive any one or more of the conditions precedent set forth in (a) and (b) above for the purpose of proceeding with the Closing. Such waiver shall not have any effect on Buyer's responsibilities and liabilities under the representations, warranties and agreements made hereunder.


                         ARTICLE 11
                  SURVIVAL; INDEMNIFICATION


Section 11.1   Survival

The representations and warranties of the parties hereto contained in this Agreement and the indemnity obligations contained in Section 11.2 (a) (i) and section 11.2(b)(i) shall survive the Closing until the first anniversary of the Closing Date except that the representations and warranties set forth in Section 3.20 and the indemnity obligations contained in Section 11.2(a)(ii) shall survive the Closing until the third anniversary of the Closing Date and further except that the indemnity obligations contained in Articles 8 and 9 and Sections 11.2(a)(iii), 11.2(a)(iv), 11.2(b)(ii)
and 11.2(b)(iii) shall survive the Closing until the expiration of the applicable statue of limitations for the underlying liability or obligation. A representation and warranty and the obligation to indemnify shall be deemed to survive for all purposes if notice of a breach thereof is given within the applicable periods described in this paragraph.


Section 11.2   Indemnification

     (a) Sellers hereby indemnify Buyers and their Affiliates against and agree to hold each of them harmless from any and all damage, loss, liability and expense (including, without limitation, reasonable expenses of investigation and reasonable attorneys' fees and expenses in connection with any action, suit or proceeding) (collectively, "Loss") incurred by Buyers or any of their Affiliates arising out of:

          (i) Any misrepresentation or breach of warranty made or to be performed by Sellers pursuant to this Agreement other than under Section
               3.20;

          (ii) Any misrepresentation or breach of warranty made or to be performed by Sellers pursuant to Section 3.20 of this Agreement;

          (iii) Any breach of covenant or agreement made or to be performed by Sellers pursuant to this Agreement; or

          (iv) The   failure  of  Sellers  to  satisfy   any
               Excluded Liability;

provided that (A) Sellers shall not be liable under Section 11.2(a)(i) unless the aggregate amount of Loss with respect to all matters referred to in Section 11.2(a)(i) exceeds $3,000,000 and then only to the extent of such excess and
(B) Sellers maximum liability under Section 11.2(a)(i) shall not exceed thirty five percent (35%) of the Purchase Price actually paid hereunder (less any amounts repaid).

     (b) Buyers, jointly and severally, hereby indemnify Sellers and their Affiliates against and agrees to hold each of them harmless from any and all Loss incurred by Sellers or any of their Affiliates arising out of:

          (i) Any misrepresentation or breach of warranty made or to be performed by Buyers pursuant to this Agreement;

          (ii) Any breach of covenant or agreement made or to be performed by Buyers pursuant to this Agreement;

          (iii)      The  failure of Buyers to  satisfy  any
               Assumed Liability;

provided that (A) Buyers shall not be liable under Section 11.2(b)(i) unless the aggregate amount of Loss with respect to all matters referred to in Section 11.2(b)(i) exceeds $3,000,000 and then only to the extent of such excess and
(B) Buyer's maximum liability under Section 11.2(b)(i) shall not exceed thirty five percent (35%) of the Purchase Price actually paid hereunder (less any amounts repaid). Notwithstanding the foregoing, no limitation shall apply to Buyer's obligation to pay in full the Purchase Price and the Payment for Inventory set forth in Section 2.7 above.

Section 11.3   Certain Procedures:  Exclusivity

     (a) Promptly after the receipt by any Person entitled to indemnity hereunder of notice of (i) any written claim from any third party or (ii) the commencement of any action or proceeding, such Person (the "Indemnified Party") will, if a claim with respect thereto is to be made against any party obligated to provide indemnification (the "Indemnifying Party") pursuant to Section 11.2, give such Indemnifying Party written notice of such claim or the commencement of such action or proceeding and shall permit the indemnifying Party to assume the defense of any such claim, action or proceeding, or any litigation resulting from such claim; provided that the failure of the Indemnified Party to give such notice or delay thereof shall not affect the Indemnified Party's rights to indemnification hereunder except to the extent such failure or delay materially impairs the Indemnifying Party's ability to contest any such claim, action, proceeding or litigation, and upon such assumption, shall cooperate fully (at the Indemnifying Party's expense) with the Indemnifying Party in the conduct of such defense. Failure by the Indemnifying Party to notify the
          Indemnified Party of its election to defend any such action within a reasonable time, but in no event more than fifteen (15) days after notice thereof shall have been given to the Indemnifying Party, shall be deemed a waiver by the Indemnifying Party of its right to defend such action. If the Indemnifying Party assumes the defense of any such claim or litigation resulting therefrom, the obligations of the Indemnifying Party to the Indemnified Party as to such claim or litigation shall be limited to taking all steps necessary in the defense or settlement of such claim or litigation resulting therefrom and to holding the Indemnified Party harmless from and against any and all Loss (other than the Indemnified Party's attorneys' fees and expenses) caused by or arising out of any settlement approved by the Indemnifying Party or any judgment or other resolution in connection with such claim or litigation resulting therefrom, all in accordance with this Section 11.3(a). The Indemnified Party may participate, at its expense, in the defense of such claim or litigation; provided that the Indemnifying Party shall direct and control the defense of such claim or litigation, unless the claim relates to the reputation of the Indemnified Party or is a claim for injunctive relief. The Indemnifying Party shall not, in the defense of such claim or any litigation resulting therefrom, consent to entry of any judgment, except with the written consent of the Indemnified Party, or enter into any settlement, except with the written consent of the Indemnified Party, which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnified Party of a release from all liability in respect of such claim or litigation. With respect to a claim or litigation defended by the Indemnifying Party pursuant to this Section 11.3(a), all awards payable by a third party to an Indemnifying Party and all costs payable by a third party to the Indemnified Party or the Indemnifying Party shall belong to the Indemnifying Party.

     (b) If the Indemnifying Party shall not assume the defense of any such claim or litigation resulting therefrom, (i) the Indemnified Party may defend against such claim or litigation in such manner as it may deem appropriate; (ii) the Indemnifying Party shall cooperate with the Indemnified Party in the conduct of the defense; (iii) unless the Indemnifying Party shall deposit with the Indemnified Party a sum equivalent to the total amount demanded in such claim or litigation less (in the case of a claim pursuant to Section 11.2(a)(i) or 11.2(b)(i), as appropriate) an amount equal to the difference between $3,000,000 in the aggregate to the extent that such amount has not previously been deducted pursuant to this
          Section 11.2 and the aggregate amount of Loss previously incurred by the Indemnified Party, or shall deliver to the Indemnified Party a surety bond in form and substance reasonably satisfactory to the Indemnified Party in such amount, the Indemnified Party may settle such claim or litigation on such terms as it may deem appropriate; and (iv) the Indemnifying Party shall promptly reimburse the Indemnified Party in connection with the defense against or settlement of such claim or litigation. If no settlement of such claim or litigation is made, the indemnifying party shall promptly reimburse the Indemnified Party for the amount of any judgment rendered with respect to such claim or in such litigation and of all Loss, legal or otherwise, incurred by the Indemnified Party in the defense against such claim or litigation.

     (c) After the Closing, Section 11.2 will provide the exclusive remedy for any misrepresentation, breach of warranty, covenant or other agreement (other than those contained in Articles 8 and 9 and
          Section 15.9 or other claim arising out of this Agreement or the transactions contemplated hereby (except to the extent otherwise provided in any Ancillary Agreement) other than equitable remedies.

     (d) In calculating any indemnification payments required to be made under this Article 11, there shall be deducted any insurance recovery, determined in good faith by the Indemnified Party to be related to any matter for which indemnification payments have been made, in respect thereof (and no right of subrogation shall accrue hereunder to any insurer). If the Loss for which the indemnification is sought under this
          Article 11 has provided the Indemnified Party a Tax benefit, as determined in good faith by the Indemnified Party, the amount of such Tax benefit (computed assuming the Indemnified Party is subject to federal income Tax at the highest federal marginal rate and to state Tax at the highest state marginal rate,- shall reduce the Indemnifying Party's liability to indemnify the Indemnified Party under this Article 11.


                         ARTICLE 12
                         TERMINATION


Section 12.1   Grounds for Termination

This  Agreement may be terminated at any time prior  to  the
Closing:

          (i) by mutual written agreement of Sellers and Buyers;

          (ii) by either Sellers or Buyers if the Closing shall not have been consummated on or before June 1, 2000 unless mutually extended by the parties in writing;

          (iii) by Sellers if Buyers have failed within ten days following a request by Sellers to provide a letter related to the availability of financing from First Union Bank in substantially the same form as delivered to Sellers on this date or a similar letter relating to substitute financing acceptable to Sellers and confirm in writing to Sellers that Buyers' financing continues to be in full force and effect; or

          (iv) By  either Sellers or Buyers, if the  waiting
               period  under any other Competition  Law  has
               not   been   received,  within   six   months
               following the date of this Agreement.

The party desiring to terminate this Agreement shall give notice of such termination to the other party.


Section 12.2   Effect of Termination

If this Agreement is terminated as permitted by Section 12.1, such termination shall be without liability of either party (or any shareholder, director, officer, employee, agent, consultant or representative of such party) to the other party to this Agreement; provided that if such termination (other than termination under Section 12.1(iv) shall result from the willful failure of either party to fulfill a condition to the performance of the obligations of the other party or to perform a covenant of this Agreement or from a breach by either party to this Agreement, such party shall be fully liable for any and all Losses incurred or suffered by the other party as a result of such failure or breach. The provisions of Sections 7.2(a), 15.3 and 15.5 shall survive any termination hereof pursuant to Section 12.1.


                         ARTICLE 13
                       NONCOMPETITION

Sellers agree that for a period of five (5) years from the Closing Date, Sellers shall and shall cause their Affiliates to refrain from engaging in the manufacture, marketing, distribution and sale of the Products or any product competitive with Products (or competitive with the subjects of the Discovery Research referred to in Schedule 2.1.9); provided that nothing in this clause shall in any way restrict or preclude Sellers or any of their Affiliates from acquiring a diversified company, the principal business or line of products (constituting 85% of the sales of such acquired business) of which does not consist of the Products (or products competitive with the Products) and to continue to operate such company or business following such acquisition. For purposes of this Agreement, a product shall be deemed competitive with a Product if it (i) is produced by either chemical or fermentation synthesis; (ii) requires approval by Governmental Authorities; (iii) bears package and labeling claims for the prevention and treatment of disease or for the promotion of growth in food producing animals; and (iv) is of the class of compounds currently defined by regulatory authorities as either ionophores, antibacterials, antibiotics or anticoccidials, and competitive with Discovery Research if it is a probiotic or a bacterial competitive exclusion product (in each case for use in animal health applications, as opposed to animal nutrition applications or a coccidiosis vaccine). All of the foregoing notwithstanding, it is understood and agreed that Sellers may manufacture, market, distribute and sell Cylactin. For the avoidance of doubt, Sellers and Buyers acknowledge that Sellers and their Affiliates will continue to develop, manufacture, distribute, market and sell finished vitamin premix products (in all cases other than the Products) containing medicated feed ingredients developed and manufactured by third parties.


                         ARTICLE 14
                     CERTAIN AGREEMENTS


Section 14.1   Lasalocid and Product Supply

At  the  Closing the parties agree to enter into the  Supply
Agreement and the Formulation Agreements attached hereto as Exhibits D and E.


Section 14.2   Transitional Services Agreement

At the Closing, the parties agree to enter into a Transitional Services Agreement, in the form of Exhibit F, relating to, among other matters, the supply by Sellers of Quality Control/Quality Assurance services in the US and such other transition services outside the US as may be agreed upon by Sellers and Buyers.


                         ARTICLE 15
                        MISCELLANEOUS


Section 15.1   Notices

All notices, requests and other communications to either party shall be in writing and shall be deemed to have been duly given if delivered personally or sent by telecopy (confirmed thereafter by certified mail with receipt acknowledged) to the parties at the following addresses as shall be specified by the parties by like notice:

If to Buyers, to:   Alpharma Inc.
               One Executive Drive
               Fort Lee, New Jersey 07024
               Attn: President, Animal Health Division
     Fax:      (201) 947-0912

with a copy to:     Chief Legal Officer
               Alpharma Inc.
               One Executive Drive
               Fort Lee, New Jersey 07024
     Fax:      (201) 592-1481

If to Sellers, to:

     Roche Vitamins Inc.
     45 Waterview Boulevard
     Parsippany, New Jersey  07054
     Attention:     President
     Fax:      973.257.8469

with a copies to:

     Hoffmann-La Roche Inc.
     340 Kingsland Street
     Nutley, New Jersey  07110
     Attention:     Corporate Secretary
     Fax:      973.235.2800

          F.Hoffmann-La Roche Ltd
          Postfach CH-4070
          Basle, Switzerland
          Attention: Corporate Law
          Fax:                41 61 688-1396


Section 15.2   Amendments; No Waivers

     (a) Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by Buyer and Sellers, or in the case of a waiver, by the party against whom the waiver is to be effective.

     (b) No failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.


Section 15.3   Expenses

Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense whether or not the transactions contemplated by this Agreement are consummated.


Section 15.4 Successors and Assigns

The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that neither party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other party hereto except that Buyer may transfer or assign, in whole or from time to time in part, to one or more of its Affiliates, the right to purchase all or a portion of the Purchased Assets pursuant to the terms of this Agreement, but no such transfer or assignment will relieve Buyer of its obligations hereunder.


Section 15.5   Governing Law

This Agreement shall be construed in accordance with and governed by the law of Delaware without regard to the conflicts of law rules of such state, it being understood that with respect to the Other Purchase Agreements, the governing law(s) shall be as agreed upon between Buyer and Sellers.


Section 15.6   Counterparts: Effectiveness

This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereof.


Section 15.7   Entire Agreement

This Agreement, the Other Purchase Agreements and the Ancillary Agreements constitute the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings and negotiations, both written and oral, between the parties with respect to the subject matter of this Agreement. No representation, inducement, promise, understanding, condition or warranty not set forth herein has been made or relied upon by either party hereto. Neither this Agreement nor any provision hereof is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.


Section 15.8   Severability

If any provision contained in this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, but this Agreement shall be constituted as if such invalid, illegal or unenforceable provision had never been contained herein. It is the intention of the parties that if any of the restrictions or covenants contained herein is held to cover a geographic area or to be for a length of time which is not permitted by Applicable Law, or in any way construed to be too broad or to any extend invalid, if legally possible such provision shall not be construed to be null, void and of no effect, but to the extent such provision would be valid or enforceable under Applicable Law, a court of competent jurisdiction shall construe and interpret or reform such provision to provide for a covenant having the maximum enforceable geographic area, time period and other provisions (not greater than those contained herein) as shall be valid and enforceable under such Applicable Law.

Section 15.9   Bulk Sales Laws

Buyer and Sellers each hereby waive compliance by Sellers with the provisions of the "bulk sales", "bulk transfer" or similar laws of any state. Sellers agree to indemnify and hold Buyer harmless against any and all claims, losses, damages, liabilities, costs and expenses incurred by Buyer or any of its affiliates as a result of any failure to comply with any such "bulk sales", "bulk transfer" or similar laws.

Section 15.10  Captions

The   captions  herein  are  included  for  convenience   of
reference only and shall be ignored in the construction or interpretation hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

                    ROCHE VITAMINS INC.


                    By:________________________
                    Name:Christoph Goppelsroeder
                    Title: President


                    F.HOFFMANN-LA ROCHE LTD


                    By:__________________________
                    Name: Markus Altwegg
                     Title:   President, Vitamins  and  Fine
Chemicals Division


                    By:__________________________
                                          Name: Joerg Zulauf
                                            Title:     Head,
Management Services
                           Vitamins   and   Fine   Chemicals
          Division


                    ALPHARMA INC.


                    By:____________________________
                    Name:Bruce I. Andrews
                    Title:  Vice President and President
                         Alpharma Animal Health Division


                    ALPHARMA(LUXEMBOURG) SARL



By:_______________________________
                                             Name:    Ingrid
Wiik
                                                      Title:
Managing Director


          C:\My Documents\ahd\North America\Agreements\ROCHE
                         TRANSACTION\AssetPurchase3800bw.doc
                          SCHEDULES

                           TO THE

                  ASSET PURCHASE AGREEMENT

                         Dated as of

                       April 19, 2000

                            Among


                     ROCHE VITAMINS INC.
                            (RVI)

                             And

                   F.HOFFMANN-LA ROCHE LTD
                        (ROCHE BASLE)
                   (collectively, Sellers)

                             And

                        ALPHARMA INC.

                             And

                 ALPHARMA (LUXEMBOURG) SARL
                    (collectively, Buyers)

                     Schedule 1.1(a)(i)

                          Products

               Aureo S700 (chlortetracycline (CTC),
          sulfamethazine)
               Aureo S.P. 250 (CTC, penicillin,
          sulfamethazine)
               Aureomix (CTC, sulfamethazine)
               Aureomycin (CTC)
               Aureozol (CTC, sulfathiazole)
               Aurofac (CTC)
               Aureovet
               Avatec (lasalocid)
               Baciferm (zinc bacitracin)
               Bio-Cox (salinomycin)
               Bio-Gro (salinomycin) (Cattle & Swine)
               Bovatec (lasalocid)
               Cattlyst (laidlomycin)
               CTC feed grade (CTC)
               Cycarb (nicarbazine)
               Cycostat (robenidene)
               Cyfac (CTC, penicillin, sulfamathazine)
               Cygro (maduramycin)
               Eco-cyline (CTC)
               Gromax (maduramycin/nicarbazine)
               Intagen (contract manufacturing agreement with Medeva
                  terminated as of December 16, 1999)
               Ipronidazole (Ipropran)-discontinued
               Robenz (robenidene)
               Rofenaid (sulfadimethoxine and ormetoprim)
               Romacox (maduramycin)
               Romet (sulfadimethoxine and ormetoprim)
               Salinomax (salinomycin)
               Taurotec (lasalocid)

                     Schedule 1.1(a)(ii)

                        Shared Assets


1.   The following assets at Sellers' Hannibal, Missouri
     Plant Facility

     Ammonia Systems
     Clarified Water System (up to and including the first shut off valve following the meter to be installed by
     ACC)
     Cooling Tower Water System
     Gas Supply Line
     Potable Water Distribution System
     Instrument Air System
     Steam System
     Fire Detection and Suppression Systems
     Electrical Distribution System - main feeder brakers, loop cable & looping switches
     Wastewater Treatment Plant

2.   The following assets at Seller's Willow Island, West
     Virginia Plant Facility
     Wastewater Treatment Plant
     Steam System
     Purchase of Natural Gas through Cytec's pipelines
     Purchase both Potable Water (Municipality) and
     Clarified Water via Cytec's water lines
     Fire protection services
     Ground transportation services (rail lines and car spotting equipment)


                       Schedule 2.1.1

                           Patents

               US Patents:

                    US 4407946
                    US 4313885
                    US 4267191
                    US 4278663
                    US 4368265
                    US 4431665
                    US 4447421
                    US 4485102
                    US 4510134
                    US 4649143
                    US 4704276
                    US 4705688
                    US 4753798
                    US 4808404
                    US 4816480
                    US 4824829
                    US 4968493
                    US 5068104
                    US 5077277
                    US 5152995
                    US 5185146
                    US 5286745
                    US 5403581
                    US 5407917
                    US 5661015
                    US 5688513
                    US 5814613
                    US 5814615
                    USSN 744793
                    USSN 770035



               Canadian Patents:

                    No. 1161361
                    No. 1198386
                    No. 1225031
                    No. 1281936
                    No. 1338168

               European Patents:

                    EP 0313846B1
                    EP 0439056A3
                    EP 0531642B1




                       Schedule 2.1.2

                         Trademarks

          A "a Stylized Letter                    BACIFERM
          AUREO                              BIO-COX
          AUREOBS                       BIO-GRO(APPLIED)
          AUREO-F                       BOVATEC
          AUREO N                       BOVATEC(STYLIZED)
          AUREO S                       CATTLYST &
          AUREO S 700 & Design               STEERHEAD
DESIGN
          AUREO SD                      RAINBOW DESIGN
          AUREO S.P.                         CLOSE DOSE
          AUREO SP                      COMBIGRO.
          AUREO SP 250 (AND LOGO)            CYAMIX
          AUREO SP 500                       CYMIX
          AUREO SULFATHIAZOLE           CYCARB
          AUREOFORTE                         CYCOSTAT
          AUREOMICINA                        CYFAC
          AUREOMIX                      CYGRO
          AUREOMYCIN                         CYTRONIC
          AUREOSUP                      ECO-CYCLINE
          AUREOZOL                      GROMAX
          AURO-F                        INTAGEN
          AUROFAC                       LASOTEC
          AUROFUR                       PAYZONE
          AUROMIX                       PREGOR
          AUROVET                       ROBENZ
          AVASON                        ROFENAID
          AVATEC                        ROMACOX
                                        ROMET
                                        SALINOMAX
                                        TAUROTEC
                 US Trademark Registrations


               Trademark               Reg. No.

               A (Stylized)
809,161
               AGRI-BIO                1,457,139
               AUREO                   1,395,489
               AUREO S 700                924,594
               AUREO S 700 & Design       894,926
               AUREO S.P. 250
964,021
               AUREO S.P. 250 & Design    898,607
               AUREOMIX                   810,374
               AUREOMYCIN                 639,933
               AUREOZOL                1,425,420
               AUROFAC                    566,241
               AUROVET                    851,800
               AVATEC                     990,496
               BACIFERM                1,820,965
               BIO-COX                 1,161,593
               BOVATEC                 1,132,059
               BOVATEC (Stylized)      1,222,332
               *CATTLYST               1,740,480
               *CATTLYST & Rainbow     1,867,439
                   Design
               *CATTLYST & Steerhead   2,285,752
                               Design
               CLOSE DOSE              1,658,020
               CYGRO                   1,343,757
               ROBENZ                     912,443
               ROFENAID                   864,147
               ROMET                   1,347,152

               *(See attached for additional Cattlyst
trademark information.)

                  US Trademark Applications

               BIO-GRO                 75/305,141
               BIO-GRO                 75/873,595


            Puerto Rican Trademark Registrations

               AUREO S.P.              14,206
               AUREOMYCIN              10,077
               AUROFAC                   9,930
               BACIFERM                14,368
               CYGRO                   29,670

                     Foreign Trademarks


                       See Attachment


                       Schedule 2.1.3

                    Product Registration



Global Product Registration List
Listing--NADAs/INADs/MASTER FILES
Registered MFA's (Asia Pacific)
Registered MFA's (Europe/Emerging Markets)
Registered MFA's (Canada)
Registered MFA's (Latin America)




                       Schedule 2.1.4

               Third Party Material Contracts


License Agreements:

1. Software License Agreement (Willow Island and Hannibal) between Roche Vitamins Inc. and Honeywell, dated
     January, 2000.

2.   License Agreement for CTC Fermentation Technology Know
     How between F.Hoffmann-LaRoche Ltd, Hoffmann-LaRoche
     Inc. and American Home Products dated July 31, 1995.

3. License Agreement for Know How for conversion of CTC biomass to CTC HCl between American Home Products and
     F.Hoffmann-LaRoche Ltd, Hoffmann-La Roche Inc. dated
     July 31, 1995.

Lease Agreements:

4.   Ground   Lease  between  American  Home  Products   and
     Hoffmann-LaRoche  Inc. dated May 5,  1994  and  amended
     April 6, 1999. (Van Buren, Arkansas)

5.   Ground  Lease  between American Cyanamid and  Hoffmann-
     LaRoche Inc. dated July 31, 1995.  (Hannibal, Missouri)

6.   Ground  Lease  Agreement between Cytec Industries  Inc.
     and American Cyanamid dated December 17, 1993.  (Willow
     Island, West Virginia)

7. Independent Contractor Agreement for leased employees in Hannibal, Missouri, between American Cyanamid and
     Hoffmann-LaRoche Inc. dated July 31, 1995.

8.   Lease Agreement between Pleasants County, West Virginia
     Development  Authority and Roche  Vitamins  Inc.  dated
     December 10, 1998.

Service Agreements:

9.   Service  Agreement (utilities, etc.)  between  American
     Cyanamid and Hoffmann-LaRoche Inc. dated July 31, 1995.

10.  Maintenance   Agreement  between   Unnico   (previously
     Ogden-Hannibal, Missouri) and Roche Vitamins Inc. dated
     August 1, 1995.

11.  Service  Agreements between Cytec Industries  Inc.  and
     American  Cyanamid (Willow Island) (2)  dated  December
     17, 1993.

12. Agreement between APV and Roche Vitamins Inc. for zinc bacitracin spray dryer installation and start-up at Willow Island dated December 4, 1998.

13.  Agreement  between Jacobs Construction  Co.  and  Roche
     Vitamins Inc. for construction of zinc bacitracin facility at Willow Island dated April 5, 1999.

14.  Service  Agreement  on  cooling  towers  between   Betz
     Dearborn  and Roche Vitamins Inc. expired end of  1999.
     (Replaced with purchase order for 2000).

Supply Agreements:

Bulk Actives:

15.  Supply  Agreement  for Penicillin  G  Procaine  between
     Roche Vitamins Inc and FERMGB, N.V. dated May 18, 1998.

16.  Supply  agreements  for salinomycin (2)  between  Kaken
     Pharmaceutical Co. Ltd. and Roche Vitamins  Inc.  dated
     June  1,  1997  and April 1, 1996.  Amended   July  26,
     1999.

17.  Supply Agreement for ormetoprim between Shanghai  Sunve
     Pharmaceutical Co., Ltd. and Roche Vitamins Inc.  dated
     August 1, 1999.

18.  Supply  Agreement for sulfadimethoxine between Shanghai
     Sunve Pharmaceutical Co., Ltd. and Roche Vitamins  Inc.
     dated August 1, 1999.

19.  Supply Agreement (AFI Cake) between F.Hoffmann-La Roche
     Ltd (Switzerland) and Sogeval (France) dated
     February 7, 2000.

Raw Materials:

20.  Supply  Agreement  for  corn  cob  grit  (carrier   for
     lasalocid  and  maduramicin) between F.Hoffmann-LaRoche
     Ltd and  EUROCOB dated December 12, 1999.

21. Supply Agreement for corn starch for Willow Island between Cargill, Inc. and Roche Vitamins Inc. dated May
     17, 1999.

22.  Supply   Agreements  (3)  for  corn  cob  grit  between
     Timberlake Sales and Roche Vitamins Inc. for corn cob grit supplied by The Andersons, Mt. Pulasky and Green
     Products all dated February 15, 1995.

23. Supply Agreement for oleic acid (for Belvidere, Willow Island and Hannibal) between Unichema North America and Roche Vitamins Inc. dated May 1, 1997 (due to expire in April of this year - new contract for supply through 2003 has been sent to Unichema).

24. Supply Agreement for corn starch for Hannibal between Grain Processing Corp. and Roche Vitamins Inc. dated
     April 1, 1999.

25. Supply Agreement for corn starch for Hannibal between Roquette America, Inc. and Roche Vitamins Inc. dated
     April 1, 1999.

Finished Form:

Nicarbazin:

26.  Supply   agreement  for  Cycarb  between  Planalquimica
     Industrial   LTDA  and  Productos  Roche   Quimicas   E
     Farmaceuticas  SA (Sao Paulo, Brazil)  dated  March  1,
     1996.

Maduramicin:

27.  Supply  agreement  for  Cygro,  maduramicin  .87%   and
     Romacox between Puyang Hongtianwei Pharmaceuticals Ltd.
     and F.Hoffmann-LaRoche Ltd dated February 3, 1999.

28.  Interim  Supply  agreement for Cygro, maduramicin  .87%
     and  Romacox between Puyang Hongtianwei Pharmaceuticals
     Ltd. and F.Hoffmann-LaRoche Ltd dated June 21, 1999.

29.  Amendment  to  Supply Contract for  Cygro,  maduramicin
     .87%    and    Romacox   between   Puyang   Hongtianwei
     Pharmaceuticals Ltd. and F.Hoffmann-LaRoche  Ltd  dated
     June 21, 1999.

Formulation Agreements:

Bulk Active Purchased from Roche by Contract Manufacturer:

30   Supply   agreement  for  Gromax  between  Planalquimica
     Industrial   LTDA  and  Productos  Roche   Quimicas   E
     Farmaceuticas SA (Sao Paulo, Brazil) dated  January  1,
     1997.

31.  Contract Manufacturing Agreement (Aurofac) between
     Produits Roche (France) and Sogeval (France) dated
     February 7, 2000.

Toll Agreements: Bulk Active owned by Roche, not Purchased by Toll Manufacturer:

32.  Contract Manufacturing Agreement for Cycostat 66,  Bio-
     Cox  and Salinomax between ADICA and IdV dated June  4,
     1997.

33.    Contract Manufacturing Agreement for Aurofac  between
     Belafarm and Hoffmann-LaRoche AG (Germany) dated August
     4, 1998.

34. Contract Manufacturing Agreement for chlortetracycline finished forms between Crack Processing and Roche
     Products Ltd. (England).

35.  Contract  Manufacturing Agreement for chlortetracycline
     finished   forms  between  Custom  Powders  and   Roche
     Products Ltd. (England) dated September, 1999.

36.  Contract   Manufacturing   Agreement   for   bacitracin
     formulation (back-up for CTC combos) between Ducoa L.P.
     (Highland)  and Roche Vitamins Inc. dated  December  1,
     1996.

37. Contract Manufacturing Agreement for chlortetracycline formulation between Ducoa L.P. (Chattanooga) and Roche
     Vitamins Inc. dated October 1, 1999.

38. Contract Manufacturing Agreement for chlortetracycline combination products between Farmland Industries, Inc. and RVI dated October 12, 1997 and amended April 1, 1999. (This agreement not yet implemented because of FDA's not recommending approval of the manufacturing facility based on questions they have about the chilsonation process. Approval unlikely until FDA requirements have been met. The Aureozole manufacture has been shifted to DuCoa's Chattanooga facility until FDA approval at Farmland).

39.  Contract  Manufacturing Agreement for Cattlyst  between
     Glatt  Air  Techniques and Roche  Vitamins  Inc.  dated
     March 15, 1999.

40.  Contract  Manufacturing Agreement for  Aurofac  between
     Trouw  Nutrition and Roche Vitaminas SA  (Spain)  dated
     January 1, 1996.

Distribution Agreements:

41. Distribution Agreement between F.Hoffmann-LaRoche Ltd and Puyang Hongtianwei Pharmaceuticals, Ltd for Cygro
     (China) dated February 3, 1999.

42.  Distribution  Agreement between Cyanamid Inter-American
     Corporation and Brugal & Co (Dominican Republic)  dated
     January 1, 1980 and amended June 17, 1985.

43. Distribution Agreement between F.Hoffmann-LaRoche Ltd and Casa Boller Srl (Paraguay) dated July, 1985.

44.  Agent  Agreement  between  F.Hoffmann-LaRoche  Ltd  and
     Devries & Co. Ltd. (Israel) dated March, 1997.

45. Distribution Agreement between F.Hoffmann-LaRoche Ltd and Lapapharm Inc. (Greece) dated March 1, 1996.

46.  Distribution  Agreement and Authorization  to  Register
     Aurofac  between  Roche Vitamins  Asia  Pacific,  Roche
     Products  Ltd.  Korea  and World Life  Stock  Co.  Ltd.
     (Korea) dated November 11, 1998.

47.  Distribution and Stock Agreement (Aurofac) between
     Roche Vitamins Europe Ltd (Switzerland) and Sogeval
     (France) dated February 7, 2000.

Sales Agreements:

48.  Sales   Agreement  for  Bio-Cox,  Avatec  and  Baciferm
     between  GoldKist and Roche Vitamins Inc. dated  August
     5, 1999.

49.  Sales  Agreement  for Aureozol and  Aureomycin  between
     Land  `O  Lakes and Roche Vitamins Inc. dated  May  13,
     1998.

50.  Sales  Agreement for MFA Products between  Conagra  and
     Roche Vitamins Inc. dated June 11, 1999.

Research Agreements:

Collaboration/License:

51.  Research and License Agreement between Roche Vitamins
     Inc. and University of Guelph as to animal health applications only. dated June 1, 1999.

52.  Research Collaboration and License Agreement between
     CuraGen Corp. and Roche Vitamins Inc. dated January 1,
     1999. (Sellers will grant Buyers a sole and exclusive, perpetual, irrevocable royalty-free license, with the right to sublicense and assign, for animal health use only.)

53.  Research Agreement between Biological Mimetics Inc. and
     Roche Vitamins Inc. dated December 14, 1998.

Consulting:

54.  Agreement between MRL Pharmaceutical Services and Roche
     Vitamins Inc. for preparation of reports on antibiotics resistance, dated October 27, 1999.




                      Schedule 2.1.5(a)

                        Real Property

The real property and buildings thereon identified in the plot plans attached to, or other descriptions set forth in, the following agreements, which plot plans are incorporated herein by reference.

(a) The Ground Lease, dated December 17, 1993, between ACC and Cytec, pursuant to which Cytec leases to ACC property located in Willow Island, West Virginia.

(b)  The Ground Lease, dated 7/31/95, between Sellers and
     American Cyanamid Company pursuant to which American
     Cyanamid Company leases to Sellers property owned by American Cyanamid Company and located in Hannibal, Missouri.

(c) The Lease dated 5/5/94, as extended, pursuant to which Sellers lease the property at Van Buren, Arkansas from American Home Products Corporation. Extended for one year as of 5/4/99; extended an additional year as of 5/4/00; three one year extension options remain.

(d)  The land and buildings located at North Hanover
     (Wrightstown), New Jersey.

(e)  The land and buildings located at Salisbury, Maryland.




                      Schedule 2.1.5(b)

                      Personal Property

1.   The Personal Property located at Willow Island, West
     Virginia

2.   The Personal Property located at Hannibal, Missouri

3.   The Personal Property located at Van Buren, Arkansas

4.   The Personal Property located at North Hanover
     (Wrightstown), New Jersey

5.   The Personal Property located at Salisbury, Maryland.

6. Personal Property located at DuCoa's Highland, Illinois and Chattonooga, Tennessee facilities.

7.   Medicated Feed Additives Support Group Equipment List.
     Exhibit A. to this Schedule 2.1.5(b).

8.   Quality Control Laboratory Equipment located at
     Sellers' Belvidere, New Jersey facility used to test and release medicated feed additive final product forms. Exhibit B to this Schedule 2.1.5(b).

                       Schedule 2.1.9

         Discovery Research Activities - Limitations


                            None

                         Schedule 2.4

             Excluded Environmental Liabilities


All facts, events or circumstances referred to or listed on "Schedule 3.20, Exceptions: Environmental Compliance."

Hannibal (Palmyra), Missouri

Non-compliance with state and federal categorical wastewater pretreatment standards or the discharge limits of the existing or anticipated wastewater discharge permits for the American Cyanamid facility in Palmyra (Hannibal), Missouri (the "Cyanamid Facility") and the inability for the Cyanamid Facility wastewater treatment system to meet required discharge limits, in each case to the extent resulting from or attributed to wastewater discharges from the Roche Medicinal Feed Additives facility.

Non-compliance with OSHA requirements concerning the presence of asbestos-containing materials in on-site structures.

Impacts of documented groundwater contamination from the Cyanamid Facility.

Van Buren, Arkansas

Soil and groundwater contamination by chlorinated solvents, metals and petroleum hydrocarbons.

Willow Island, West Virginia

Failure of the facility to apply for a "Title V" permit under the federal Clean Air Act Permit Program and any other non-compliance with state and federal air emissions laws and regulations.

Contamination from the dumping of soil and debris and discarded out-of-service anhydrous aboveground storage tanks and 55-gallon drums in the northwestern portion of the site.

Non-compliance with OSHA requirements concerning the presence of asbestos-containing materials in on-site structures.

Non-compliance with state and federal categorical wastewater pretreatment standards or the discharge limits in the existing or anticipated wastewater discharge permits for the Cytec Industries facility in Willow Island, West Virginia ("Cytec Facility"), in each case to the extent resulting from or attributed to wastewater discharges from the Roche Medicinal Feed Additives facility.

RCRA closure obligations for the inactive hazardous waste accumulation area and any other areas of hazardous waste accumulation, treatment, storage and disposal at the site.

Releases from below-ground wastewater and stormwater sewer lines at the site.

Impacts of groundwater contamination from the Cytec
Facility.

Other

Any open or outstanding environmental compliance or liability matters referred to or identified in the following reports and documents:

Loss Prevention Survey Report of Roche Holdings, Inc., Roche
Vitamins Inc., Hannibal, Missouri, prepared by Industrial
Risk Insurers, dated March 11, 1999.

Loss Prevention Survey Report of Roche Holdings, Inc., Roche
Vitamins Inc., Willow Island, West Virginia, prepared by
Industrial Risk Insurers, dated November 9 and 13, 1998.

K-1 Risk Analysis, AFI Fermentation Process
(Chlortetracycline Production), Roche Vitamins Inc.,
Hannibal, Missouri, draft report prepared by Roche Vitamins
Inc., dated May 13 and 14, 1999.

Memorandum from J. Brandl and H. Tole regarding the
Bacitracin Zinc Incident Investigation, dated March 9, 2000.

Hoffmann-La Roche Inc. CESA Auditing Program Report, Roche
Vitamins Inc., Palmyra, Missouri, dated April 28, 1997.

Hoffmann-La Roche Inc. CESA Auditing Program Report, Roche
Vitamins Inc., Willow Island, West Virginia, dated April 29,
1997.

Hoffmann-La Roche Inc. CESA Auditing Program Report, Roche
Vitamins Inc., Salisbury MFA Plant, dated April 9,1999.

Hoffmann-La Roche Inc. CESA Auditing Program Report, Roche
Vitamins Inc., Van Buren MFA Plant, dated May 11,1999.

Hoffmann-La Roche Inc. CESA Auditing Program Report, Roche
Vitamins Inc., ASRS - Wrightstown, New Jersey, dated June
24, 1999.

Nothing on this Schedule is intended to alter Buyer's responsibility for any Environmental
Condition to the extent arising out of or related to the operation of the Business on or after the Closing, including any violation of Environmental
Laws arising from post-Closing operations.


                       Schedule 2.5(a)

                  Other Purchase Agreements

France, U.K., Italy, Spain, Germany, Canada, Thailand,
Mexico, Brazil



                       Section 2.5(b)

             Forms of Other Purchase Agreements


                       Schedule 2.7(a)

  Promissory Note for US $30 Million from Buyers to Sellers



                       Schedule 2.7(b)

                  Purchase Price Allocation


                       Schedule 2.7(e)

                    Inventory Unit Prices


                        See Attached

                     Schedule 2.8(a)(vi)

                  Opinion of Buyers Counsel


                     Schedule 2.8(b)(vi)

                 Opinion of Sellers Counsel



                        Schedule 3.3

                 Governmental Authorization

                            None


                        Schedule 3.5

                      Required Consents


License Agreements:

1. Software License Agreement (Willow Island and Hannibal) between Roche Vitamins Inc. and Honeywell, dated January,
     2000.

2.   License Agreement for CTC Fermentation Technology  Know
     How between F.Hoffmann-LaRoche Ltd, Hoffmann-LaRoche Inc.
     and American Home Products dated July 31, 1995.

3. License Agreement for Know How for conversion of CTC biomass to CTC HCl between American Home Products and
     F.Hoffmann-LaRoche Ltd, Hoffmann-LaRoche Inc. dated July 31,
     1995.

Lease Agreements:

4.   Lease  between  American  Home Products  and  Hoffmann-
     LaRoche  Inc. dated May 5, 1994 and amended  March  14,
     2000. (Van Buren, Arkansas)

5.   Ground  Lease  between American Cyanamid and  Hoffmann-
     LaRoche Inc. dated July 31, 1995.  (Hannibal, Missouri)

6.   Ground  Lease  Agreement between Cytec Industries  Inc.
     and American Cyanamid dated December 17, 1993

7. Independent Contractor Agreement for leased employees in Hannibal, Missouri, between American Cyanamid and
     Hoffmann-LaRoche Inc. dated July 31, 1995.

8.   Lease Agreement between Pleasants County, West Virginia
     Development  Authority and Roche  Vitamins  Inc.  dated
     December 10, 1998.

Service Agreements:

9.   Service  Agreement (utilities, etc.)  between  American
     Cyanamid and Hoffmann-LaRoche Inc. dated July 31, 1995.

10. Maintenance Agreement between Unnico (previously Ogden) and Roche Vitamins Inc. (previously Ogden - Hannibal
     Missouri), August 1, 1995.

11.  Service  Agreements between Cytec Industries  Inc.  and
     American  Cyanamid (Willow Island) (2)  dated  December
     17, 1993.

Supply Agreements:

Bulk Actives:

12.  Supply  Agreement  for Penicillin  G  Procaine  between
     Roche Vitamins Inc and FERMGB, N.V. dated May 18, 1998.

13.  Supply  agreements  for salinomycin (2)  between  Kaken
     Pharmaceutical Co. Ltd. and Roche Vitamins  Inc.  dated
     June 1, 1997 and April 1, 1996.  Amended July 26, 1999.

14.  Supply Agreement for ormetoprim between Shanghai  Sunve
     Pharmaceutical Co., Ltd. and Roche Vitamins Inc.  dated
     August 1, 1999.

15.  Supply  Agreement for sulfadimethoxine between Shanghai
     Sunve Pharmaceutical Co., Ltd. and Roche Vitamins  Inc.
     dated August 1, 1999.

16.  Supply Agreement (AFI Cake) between F.Hoffmann-La Roche
     Ltd  (Switzerland) and Sogeval (France) dated  February
     7, 2000.

Finished Form:

Nicarbazin:

17.  Supply   agreement  for  Cycarb  between  Planalquimica
     Industrial   LTDA  and  Productos  Roche   Quimicas   E
     Farmaceuticas  SA (Sao Paulo, Brazil)  dated  March  1,
     1996.

Maduramicin:

18.  Supply  agreement  for  Cygro,  Maduramicin  .87%   and
     Romacox between Puyang Hongtianwei Pharmaceuticals Ltd.
     and F.Hoffmann-LaRoche Ltd dated February 3, 1999.

19.  Interim  Supply  agreement for Cygro, maduramicin  .87%
     and  Romacox between Puyang Hongtianwei Pharmaceuticals
     Ltd. and F.Hoffmann-LaRoche Ltd dated June 21, 1999.

20.  Amendment  to  Supply Contract for  Cygro,  Maduramicin
     .87%    and    Romacox   between   Puyang   Hongtianwei
     Pharmaceuticals Ltd. and F.Hoffmann LaRoche  Ltd  dated
     June 21, 1999.

Formulation Agreements:

Bulk Active Purchased from Roche by Contract Manufacturer:

21.  Contract  Manufacturing  Agreement  (Aurofac)   between
     Produits Roche (France) and Sogeval (France) dated February
     7, 2000.

22.  Supply   agreement  for  Gromax  between  Planalquimica
     Industrial   LTDA  and  Productos  Roche   Quimicas   E
     Farmaceuticas SA (Sao Paulo, Brazil) dated  January  1,
     1997.

23.  Contract  Manufacturing  Agreement  (Aurofac)   between
     Produits  Roche  (France) and  Sogeval  (France)  dated
     February 7, 2000.

Toll Agreements: Bulk Active owned by Roche, not Purchased by Toll Manufacturer:

24.  Contract Manufacturing Agreement for Cycostat 66,  Bio-
     Cox  and Salinomax between ADICA and IdV dated June  4,
     1997.

25.  Contract  Manufacturing Agreement for  Aurofac  between
     Belafarm and Hoffmann-LaRoche AG (Germany) dated August
     4, 1998.

26. Contract Manufacturing Agreement for chlortetracycline finished forms between Crack Processing and Roche
     Products Ltd. (England).

27.  Contract  Manufacturing Agreement for chlortetracycline
     finished   forms  between  Custom  Powders  and   Roche
     Products Ltd. (England) dated September, 1999.

28. Contract Manufacturing Agreement for chlortetracycline formulation between Ducoa L.P. (Highland) and Roche
     Vitamins Inc. dated December 1, 1996.

29.  Contract   Manufacturing   Agreement   for   bacitracin
     formulation (back-up for CTC combos) between Ducoa L.P.
     (Chattanooga) and Roche Vitamins Inc. dated October  1,
     1999.

30. Contract Manufacturing Agreement for chlortetracycline combination products between Farmland Industries, Inc.
     and Roche Vitamins Inc. dated October 12, 1997 and amended April 1, 1999.

31.  Contract  Manufacturing Agreement for Cattlyst  between
     Glatt  Air  Techniques and Roche  Vitamins  Inc.  dated
     March 15, 1999.

32.  Contract  Manufacturing Agreement for  Aurofac  between
     Farmosan   division  of  Trouw  Nutrition   and   Roche
     Vitaminas SA (Spain) dated January 1, 1996.

33.  Contract  Manufacturing Agreement  for  Avatec  between
     Janos  and  Roche  Product Pty  Ltd  (Australia)  dated
     January 1, 1982.

Research Agreements:

Collaboration/License:

34.  Research and License Agreement between Guelph and Roche
     Vitamins Inc. dated June 1, 1999.

35   Research  Collaboration and License  Agreement  between
     CuraGen Corp. and Roche Vitamins Inc. dated January  1,
     1999.

36.  Research Agreement between Biological Mimetics Inc. and
     Roche Vitamins Inc. dated December 14, 1998.

                        Schedule 3.6

                    Financial Information

                        See Attached



                        Schedule 3.8

                 Absence of Certain Changes

Capital Expenditures $5,000,000 or Greater Since December
31, 1998


1.   MFA Technical Support Facility in Willow Island

2.   Zinc Bacitracin Production Facility in Willow Island


                       Schedule 3.9(c)

       Exceptions:  Liens on Real or Personal Property


Mechanics Lien recorded March 8,2000 related to some work done at Willow Island by Professional Painting Service, a painting contractor. This lien has been discharged as of April 11, 2000.( recorded at Pleasants County, West Virginia Release Book 38, page 378)

                       Schedule 3.9(e)

                Exception:  Personal Property


                            None



                        Schedule 3.12

                         Litigation

     Fine   Equine  Stables,  Inc.  v.  Culpepper   Farmers'
     Cooperative
     Filed in the Commonwealth of Virginia.

     Allegation  that  horses fed a feed containing  Bovatec
     either  died  or  otherwise  suffered  injury.    Roche
     Vitamins Inc. is not a party in this case.

     F.Hoffmann-La Roche AG et al v. Bio Agri Mix Ltd.

     Patent Infringement Litigation

     Neopharm  v.  Hoffmann-La Roche Inc. and  F.Hoffmann-La
     Roche Ltd
     Superior   Court,  NJ,   Law  Division,  Essex   County
     Division. (Motion to dismiss Roche Basle for lack of jurisdiction granted on March 17,2000).

     For avoidance of doubt, this litigation is not an Assumed Liability


                      Schedule 3.13(c)

         Exception:  Restrictions on Doing Business

Countries where Roche Medicinal Feed Additives business is restricted from conducting business:

Salinomycin Country Sales Restrictions per the Kaken
Agreement are as follows:

     Japan, South Korea and China

Cygro restrictions per the Puyang Agreement:

     No restrictions

Restrictions per the Summit (Cyanamid) acquisition:

     Taiwan: CyTai holds the trademarks for all Cyanamid branded products. The manufacturing patents for maduramicin will be up in June 2000, which will allow sales of other sources of maduramicin in Taiwan. Registration for the trademark Romacox has been initiated to market maduramicin in Taiwan.

     A trademark search on the mark Ecocycline has been initiated for a brand umbrella to market CTC products in Taiwan.

     Romet is still in the registration process due to some labeling issues that are expected to be resolved in the immediate future.

     India:    The Cyanamid business in India was not
               transferred to Roche and continues to be serviced by Fort Dodge Animal Health. Fort
               Dodge continues to manufacture CTC and sell
               Avotan, Aurofac, Cygro and Cycostat under
               Roche trademarks that belong to them in
               India. Roche sells Fort Dodge robenidine that they in turn blend into Cycostat.




                      Schedule 3.13(e)

        Exception:  Customer Right to Return Product


                     None - See Attached


                      Schedule 3.13(g)

 Contracts Requiring Prepayment or Rebates after the Closing of Sums Paid Or Payable prior to the Closing Based Upon the
       Volume of Products Purchased After The Closing


ConAgra
Supply of MFA's
June 1999 to December 2000
Rebate payable monthly on purchases of Bio-Cox to ConAgra
Poultry

OK Feed
Supply of MFA's
September 1999 to August 2000
Tiered rebate payable at termination dependent upon purchases

Land O' Lakes
Aureozol and Aureomycin
August 1999 to December 2000
Rebate payable in December 2000 for market development activities provided that sales targets are met.



                        Schedule 3.14

                           Permits


                        See Attached


                      Schedule 3.16(b)

      Exceptions:  Patent and Trademarks Not Registered

                            None


                      Schedule 3.16(c)

               Patents and Trademarks Licenses

1.   University of Guelph and Roche Vitamins Inc. dated June
1, 1999

2.   Trademark  License  Agreement  dated  7/31/1995   among
     American Home Products Corporation, F.Hoffmann-La Roche
     AG and Hoffmann-La Roche Inc.

3.   Grant  of  Trademark License dated 7/17/1990  to  Eagle
     Chemical Co., Ltd, South Korea

4. The Third Party Contracts referenced in Schedule 2.1.4 (items 41-46) and such other agreements referenced in
     Section  2.1.4  to  the  extent that  the  same  confer
     implied   licenses   under  distribution   and   agency
     agreements.

5. Software License Agreement (Willow Island and Hannibal) between Roche Vitamins Inc. and Honeywell, dated
     January, 2000.

6.   License Agreement for CTC Fermentation Technology Know
     How between F.Hoffmann-LaRoche Ltd, Hoffmann-LaRoche
     Inc. and American Home Products dated July 31, 1995.

7. License Agreement for Know How for conversion of CTC biomass to CTC HCl between American Home Products and
     F.Hoffmann LaRoche Ltd and Hoffmann-La Roche Inc. dated
     July 31, 1995.

7.   Undertaking and Pre-Right Declaration between
     F.Hoffmann-La Roche AG and Eli Lilly and Company use of
     Avatak vs. Avatec.

8.   License Agreement between American Cyanamid Company and
     Takeda Chemical Industries Ltd. relating to the use by Takeda of certain Aureomycin and related trademarks.

9.   Agreement between Hoffmann-La Roche Inc. and Trace
     America Inc. regarding Trade America's use of the trademark
     Biocol vs. Bio-Cox.

10.  Roche does not own the Bio-Cox trademark in certain
     European markets, but has been granted rights to utilize the Bio-Cox trademark by Kaken.

                      Schedule 3.16(d)

     Exceptions:  Rights of Use Granted to Third Parties


          Refer to Schedule 3.12 and see Attachment

                      Schedule 3.16(e)

 Exceptions:  Infringements Regarding Patents or Trademarks

Refer to Schedule 3.12

Since  Roche's  acquisition  of the  MFA  business,  TAKEDA, without being legally entitled to do so, was selling products for feed use in Japan under the trademark Aurofac, which is owned by Roche. There was an issue to whom (AHP or Roche) TAKEDA had to pay the respective royalties. Roche informed TAKEDA to stop using the Aurofac trademark in
November 1999 and March 31, 2000. Takeda responded by letter dated April 10, 2000 requesting, among other things, the ability to continue to use the mark. RVI intends to respond that the rights to feed use of the trademark are being transferred to Alpharma.




                      Schedule 3.16(f)

  Exception - Patent/Trademark Certificates of Title not in
  Sellers' Possession (other than those sent to authorities
                        for renewal)



                            None

                      Schedule 3.16(g)

      Exception: Patents and Trademarks subject to any outstanding order, judgment, etc.


                            None

                      Schedule 3.16(h)

 Exception:  Patents and Trademarks Transferred or Assigned
                      to Third Parties

                            None





                       Schedule 3.16(i)

  Exception:  Patents and Trademarks not owned, direct and
    unrestricted by Sellers (other than those assigned to distributors of Sellers where required by law)


Third Party Agreements referenced in Schedule 2.1.4 (items
41-46)


                      Schedule 3.16(j)

 Infringement Actions/Proceeding against Sellers Patents or
                         Trademarks



                   Refer to Schedule 3.12


                      Schedule 3.16(k)

              Exception Technology and Know-How



                            None

                        Schedule 3.17


          Exception:  Labor and Employment Matters

1.   Willow Island Employee Grievance Overtime Issue

2. J.F. Heinle has rights under a life insurance policy funded by Sellers

3. Working agreement between the International Union of Operating Engineers, Local 18-S AFL-CIO and the Willow
     Island Plant of Roche Vitamins Inc., April 21, 1997.

4.   Working agreement between the Oil, Chemical and Atomic
     Workers International Union, Local 3-499 and the Willow
     Island Plant of Roche Vitamins Inc., April 7, 1997.



                      Schedule 3.18(i)

                   Exceptions:  Inventory


                            None

                      Schedule 3.18(ii)

                    Inventory Location(s)

                        See Attached

                        Schedule 3.19

             Exceptions:  Product Registrations

The European Union or its equivalent national authorities have, during the last several years, reviewed the use of medicated feed additives in Europe and have subsequently disallowed the use of certain antibiotic and anticoccidial substances as medicated feed ingredients. There can be no assurance that these authorities will not attempt to limit or disallow the use of further substances as medicated feed ingredients, which may include Products.

Cygro for Broilers (U.S.)

The approval is still in place and in the same status as when acquired from AHP (AMCY). Any attempt to market the product in the U.S. would be expected to result in forced withdrawal of the approval by CVM/FDA. Previously AMCY was required to withdraw approvals for all combination approvals for Cygro as a result of FDA claims regarding integrity of pivotal data supporting the combinations. Subsequently, AMCY repeated the questionable studies and since acquiring the product Roche has compiled and submitted by CVM five (5) supplemental NADAs covering 2-and 3-way combinations of Cygro, Roxarsone and BMD or Zinc Bacitracin. CVM has informed that the supplements will not be reviewed until the Cygro alone NADA (NADA 139-075) is remediated to CVM's satisfaction. Roche's latest effort to move toward remediation was a submission to NADA 139-075 of a Remediation Plan (including data from 87 anticoccidial sensitivity battery studies with chicks). No response to this submission has been received from CVM to date (28Jan00).

Aurofac (chlortetracycline) is registered in several EU countries as a "Veterinary Medicinal Product". The chlortetracycline registrations held by Roche in Europe are for biomass (i.e. low potency/purity)I products. EU legislation covering "Veterinary Medicinal Products" strongly favors high potency purified products. This has resulted in considerable scrutiny (strongest from France and Germany) toward the low potency of the active ingredient (Dried Streptomyces aureofaciens fermentation product - i.e. CTC biomass). Roche has focused efforts toward "characterization" of constituents of the biomass and has within the past year provided a large volume of data to French regulatory authorities in an effort to lessen their concerns about low potency drug sources in veterinary Products. French authorities are currently reviewing the submitted characterization data. It is not possible to know with certainty whether there will be future adverse action toward Aurofac in at least some European countries due to the inclusion of a low potency drug source.

Bio-Coxr and Salinomaxr EU Brand Specific Approval (BSA)
Status

BSA dossiers for Bio-Cox and Salinomax were submitted to rapporteur (UK Vet Medicines Directorate) in April, 1999 and June, 1999, respectively. Both dossiers have been reviewed and validated (letter) to the EU Commission by the rapporteur. An assessment report for Bio-Cox was prepared (January, 2000) by the rapporteur based on dossier review. The report includes numerous questions regarding dossier content, particularly Quality and Safety sections, which need to be addressed to allow BSA approval. Responses to many questions require input/action by Kaken and some additional safety studies (specifics to be negotiated with rapporteur) will likely be required to attain BSA for Bio-Cox. Rapporteur review and resulting assessment report for Salinomax has not yet been completed but is expected to yield a similar set of questions plus any additional questions specific to use in swine. Based on our understanding of BSA Directive 96/51, Salinomax is not currently being marketed in the EU. Due to ambiguities in BSA Directive 96/51 regarding current marketing status of feed additives approved for marketing in the EU prior to 01/01/88 (e.g. Bio-Cox) the pre-BSA marketing status of Bio-Cox in the EU is uncertain. EU marketing of Bio-Cox continues pending resolution of the status of generics (Bio-Cox) during BSA dossier review

AVATECr China Registration Status

The notification for re-licensing of AVATEC in China was not provided to the authorities within the required deadline. Roche China has informed that the matter is being resolved locally. Pending resolution of re-licensing status, marketing of AVATEC continues. If re-licensing is not successful then AVATEC has to be re-registered and marketing suspended prior to approval. It has recently been learned that this registration will be renewed.




                        Schedule 3.20

            Exceptions:  Environmental Compliance


1.   Notice of Violation dated March 29, 2000 from the  West
     Virginia Division of Environmental  Protection-Corrective
     Action Underway.

2. American Cyanamid's ammonia permit expired three years ago and they applied or renewal at that time. They are still awaiting a formal response. On an unofficial informal basis, indications appear to indicate that this is likely to be granted.

3 During some piloting work involving zinc bacitracin at an off-site location reported a variety of health symptoms which cleared up after a few days. After an extensive investigation it was concluded that bacitracin zinc is neither a significant respiratory irritant nor a significant respiratory allergen (which conclusions are supported by literature). To prevent recurrence, RVI instituted an internal occupational exposure limit of 1mg/ml zinc bacitracin as an 8 hour time-weighted average.

4. The Van Buren, Arkansas site, where Biocox and zinc bacitracin are manufactured, is leased from American Home Products ( AHP). When Biocox was purchased from AHP, this site was not purchased because of the presence of groundwater contamination generated from activities carried on at adjacent sites. RVI monitors this site on a regular basis and there is no evidence of any additional contamination due to RVI operations.



                        Schedule 4.6

             First Union Bank Commitment Letter

                        See Attached

                       Schedule 9.1(b)

                     Severance Benefits

8 Weeks Base Pay, plus
2 weeks base pay per full year of service* plus
3 months free COBRA medical (including prescription) plus outplacement.



*Employees with less than 2 years get minimum 4 weeks.
Employees with at least 2 years but less than 4 get 6 weeks.



                       Schedule 9.3(b)

                 Buyer Welfare Benefit Plans



                       Schedule 9.3(f)

  Transferred Employees Receiving "Relocation" or "Sign On"
                           Awards

1. "Sign On" Awards: there are no sign on bonuses which carry an obligation to the Buyer. Any bonuses which had a pay back amount remaining will be "forgiven" by the Seller.

2.     Relocation  Pay  Back  Obligations:   Any  pay   back
  obligations for employees going to Alpharma or being terminated as a result of the divestiture will be "forgiven" by the Seller.

3.     Mortgage   &  Rental  Differential  Subsidies:    The
  following employees transferring to Alpharma have a mortgage or rental subsidy:

Name           Type          Year                  Start
Date      End Date
Melanie     Rental            1     5/1/99       4/30/01
Mainquist
M.Todd      Mortgage          4     12/1/96      11/30/00
Rhodes
Troy Smith  Mortgage          2     10/1/98      9/30/02

4. Repatriation to UK - David Holman: David Holman, Willow Island, has a repatriation agreement which provides for payment of shipment of his household goods, transportation for his family back to the UK should his project assignment in the US end through termination of the project or by mutual agreement. If he accepts an offer and transfers to the Buyer, this obligation ends for Roche Vitamins.



                       Schedule 9.3(g)

                     Vacation Exceptions



               Peter Criddle            5 weeks

               Ed Seed                  5 weeks

               John Larson - Swine      3 weeks

               John Langemeier               3 weeks
                   National Accounts

               Joe Henry                3 weeks
                   Willow Island

               Gary Burgi - Swine       3 weeks

               Xinfa Xiao                    3 weeks
                    Willow Island Tech Center

               Malcolm Casey            5 weeks

                      Schedule 10.1(a)

           List of Countries with Waiting Periods


                           Germany



              Exhibit A - Conveyance Documents


       Exhibit B - Assignment and Assumption Documents



   Exhibit C - Worldwide Deed of Assignments - Patents and
                         Trademarks


                        See Attached

           Exhibit D - Lasalocid Supply Agreement


             Exhibit E - Formulation Agreements


                    Not yet agreed upon.



          Exhibit F - Transition Services Agreement


                    Not yet agreed upon.



















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